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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Bank of Hawaii Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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Your VOTE is important!

Notice of 2009
Annual Meeting of Shareholders
and Proxy Statement

Meeting Date: April 24, 2009

Bank of Hawaii Corporation

130 Merchant Street
Honolulu, Hawaii 96813

BANK OF HAWAII CORPORATION
130 Merchant Street
Honolulu, Hawaii 96813

         March 13, 2009

Dear Shareholder:

        The 2009 Annual Meeting of shareholders of Bank of Hawaii Corporation will be held on Friday, April 24, 2009 at 8:30 a.m. on the Sixth Floor of the Bank of Hawaii Building, 111 South King Street, Honolulu, Hawaii. Each shareholder may be asked to present valid picture identification. Shareholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.

        The Notice of Meeting and Proxy Statement accompanying this letter describe the business we will consider and vote upon at the meeting. A report to shareholders on the affairs of Bank of Hawaii Corporation also will be given, and shareholders will have the opportunity to discuss matters of interest concerning the Company.

        For reasons explained in the accompanying Proxy Statement, the Board of Directors recommends that you vote FOR all proposals.

        Your vote is very important.    Please complete, sign, date and return the enclosed proxy card and mail it promptly in the enclosed postage-paid return envelope, even if you plan to attend the Annual Meeting. You may also vote by telephone or electronically via the Internet. If you wish to do so, your proxy may be revoked at any time before voting occurs.

        On behalf of the Board of Directors, thank you for your cooperation and support.

Sincerely,

ALLAN R. LANDON Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held April 24, 2009

To Our Shareholders:

        The Annual Meeting of shareholders of Bank of Hawaii Corporation will be held on Friday, April 24, 2009, at 8:30 a.m. on the Sixth Floor of the Bank of Hawaii Building, 111 South King Street, Honolulu, Hawaii, for the following purposes:

  1.
  To elect fourteen persons to serve as directors of the Company for a term of one year each.

  2.
  To ratify the selection of an independent registered public accounting firm.

  3.
  To approve the material terms of the amended performance measures under the Company's 2004 Stock and Incentive Compensation Plan.

  4.
  To transact any other business that may be properly brought before the meeting.

        The Board of Directors recommends that shareholders vote FOR all proposals.

        Shareholders of record of Bank of Hawaii Corporation common stock (NYSE: BOH) at the close of business on February 27, 2009 are entitled to attend the meeting and vote on the business brought before it.

        We look forward to seeing you at the meeting. However, if you cannot attend the meeting, your shares may still be voted if you complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid return envelope. You also may vote by telephone or electronically via the Internet.

By Order of the Board of Directors

MARK A. ROSSI Vice Chairman and Corporate Secretary Bank of Hawaii Corporation

Honolulu, Hawaii
Dated: March 13, 2009

IMPORTANT

  Please sign and return the enclosed proxy card or vote by telephone or on the Internet as promptly as possible. This will save the expense of a supplementary solicitation.

  Thank you for acting promptly.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Shareholder Meeting to be Held April 24, 2009

        The Proxy Statement and the Bank of Hawaii Corporation 2008 Annual Report on Form 10-K to Shareholders for the year ended December 31, 2008 are available at www.edocumentview.com/boh.

PROXY STATEMENT

        The Board of Directors (the "Board") of Bank of Hawaii Corporation (Bank of Hawaii Corporation and its subsidiaries, as appropriate, are referred to as "Bank of Hawaii" or the "Company") is soliciting the enclosed proxy for the Company's 2009 annual meeting. The proxy statement, proxy card, and the Company's Annual Report to Shareholders and Annual Report on Form 10-K are being distributed to the Company's shareholders on or about March 13, 2009.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:
Why did I receive a one-page notice (the "Notice") in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:
The SEC rules and regulations allow companies to furnish proxy materials by providing access to such documents on the Internet instead of mailing a printed copy of proxy materials to each shareholder of record. Shareholders who previously requested to receive printed copies of proxy materials by mail will continue to receive them by mail. Shareholders who did not indicate a preference last year received the Notice. The Notice provides instructions on how to access and review all of the proxy materials and how to submit your proxy on the Internet. If you would like to receive a printed or e-mail copy of the proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q:
What am I voting on?

A:
You are voting on the election of directors, ratification of the selection of an independent registered public accounting firm, approval of the material terms of the amended performance measures under the Company's 2004 Stock and Incentive Compensation Plan, and any other business that may be properly brought before the meeting.

Q:
Who can vote at the annual meeting?

A:
Holders of Bank of Hawaii's common stock, par value $0.01 per share, as of the close of business on February 27, 2009 (the "Record Date") can attend and vote at the annual meeting. Each share of common stock is entitled to one vote. On the Record Date, there were 47,804,670 shares of common stock issued and outstanding.

Q:
How many votes do we need to hold the annual meeting?

A:
The holders of at least one-third of the outstanding common stock on the Record Date entitled to vote at the annual meeting must be present to conduct business. That amount is called a quorum. Shares are counted as present at the meeting if a shareholder entitled to vote is present and votes at the meeting, has submitted a properly signed proxy, or has properly voted by telephone or via the Internet. We also count abstentions and broker non-votes as present for purposes of determining a quorum. A broker non-vote occurs when a nominee, generally a broker, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Q:
What shares can I vote?

A:
You may vote all shares you own on the Record Date.

Q:
How can I vote my shares in person at the annual meeting?

A:
If you are a shareholder of record, you can attend the annual meeting and vote in person the shares you hold directly in your name as the shareholder of record. If you choose to do that, please bring the enclosed proxy card or notice, admission ticket, and proof of identification. If you hold your shares as a beneficial owner, you must vote your shares through your broker or other nominee.

  Even if you plan to attend the annual meeting, we recommend you also submit your proxy so your vote will be counted if you later decide not to attend the annual meeting.

Q:
How can I vote my shares without attending the annual meeting?

A:
You may vote without attending the annual meeting. If you hold your shares as the shareholder of record, you may instruct the proxies how to vote your shares by the Internet, telephone, or mail. If your shares are held by a broker or other nominee, you will receive instructions that you must follow to have your shares voted. Please refer to the summary instructions below and those on your proxy card, or, for shares held in street name, the voting instruction card sent by your broker or nominee.

  Mail.    You may mail your proxy by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee, and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board.

  Internet.    If you have Internet access, you may submit your proxy from anywhere, following the "Vote by Internet" instructions on your proxy card.

  Telephone.    If you live in the United States, you may submit your proxy by following the "Vote by Telephone" instructions on the proxy card.

Q:
May I change my vote?

A:
Yes. You may change your proxy instructions any time before the vote at the annual meeting. For shares you hold as shareholder of record, you may change your vote by providing notice to the Corporate Secretary, granting a new proxy with a later date or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you also vote at the meeting. For shares you hold as beneficial owner, you may change your vote by submitting new voting instructions to your broker or nominee.

Q:
Where can I find the voting results of the annual meeting?

A:
We plan to announce voting results at the annual meeting. We also will publish those results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2009.

Q:
Who will count the votes?

A:
Computershare Investor Services will count and tabulate the votes.

Q:
What are the voting procedures?

A:
Directors are elected annually by a plurality of votes cast. This means that the nominees who receive the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not affect the outcome of the vote.

  All other proposals require the affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the meeting. Broker non-votes will be treated as not entitled to vote and will not affect the outcome. Abstentions will have the same effect as votes cast against the proposal.

Q:
Is my vote confidential?

A:
Yes. Proxy instructions, ballots, and voting tabulations that identify the individual shareholders are handled to protect your privacy. Your vote will not be disclosed within Bank of Hawaii or to third parties except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote, and (iii) to facilitate a successful proxy solicitation by our Board. Occasionally, shareholders write comments on their proxy cards, which are forwarded to Bank of Hawaii management.

Q:
Who will bear the cost of soliciting proxies?

A:
We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees on behalf of the Board will solicit proxies from shareholders, personally, and by telephone, the Internet, facsimile, or other means. None of these employees will receive any additional or special compensation for soliciting proxies. We have retained Georgeson, Inc., 199 Water Street, New York, New York 10039 to assist in the solicitation of proxies for an estimated fee of $10,000 plus reasonable out-of-pocket costs and expenses. We will, upon request, reimburse brokers or other nominees for their reasonable out-of-pocket expenses in forwarding proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Q:
What does it mean if I get more than one proxy card?

A:
It means your shares are registered differently and are in more than one account. Sign and return all proxy cards or vote each proxy card by telephone or Internet, to ensure all your shares are voted. To provide better shareholder services, we encourage you to have all accounts registered in the same name and address. You may do that by contacting our transfer agent, Computershare Investor Services, LLC (1-888-660-5443).

Q:
May I propose actions for consideration at next year's annual meeting of shareholders?

A:
Yes. You may submit proposals for consideration at the 2010 shareholder meeting by presenting your proposal in writing to the Corporate Secretary at 130 Merchant Street, Honolulu, Hawaii 96813 and in accordance with the following schedule and requirements.

  Proposals To Be Included In The Proxy Statement and Voted On At The Meeting.    Proposals that shareholders wish to have included in the proxy statement for the 2010 annual meeting of shareholders must be made in accordance with U. S. Securities and Exchange Commission ("SEC") Rule 14a-8. Proposals must be received by the Company's Corporate Secretary on or before November 14, 2009 at the above address.

  Proposals To Be Voted On At The Meeting Only.    Under our By-Laws, for a shareholder to bring a proposal before the 2010 annual meeting, Bank of Hawaii must receive the written proposal no later than 80 days nor earlier than 90 days before the first anniversary of the 2009 annual meeting; in other words, no later than February 4, 2010 and no earlier than January 25, 2010. (Please refer to Section 1.12 of Bank of Hawaii's By-Laws.) The proposal also must contain the information required in the By-Laws. If you wish to make one or more nominations for election to the Board, the required information includes, among other things, the written consent of such individual to serve as director and (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each nominee, and (iii) the number of shares of Bank of Hawaii stock each nominee beneficially owns. These advance notice provisions are separate from the requirements a shareholder must meet to have a proposal included in the proxy statement under SEC rules. By complying with these provisions, a shareholder may present a proposal in person at the meeting, but will not be entitled to have the proposal included in the Company's proxy statement unless they comply with the requirements described in the preceding paragraph. Persons holding proxies solicited by the Board may exercise discretionary authority to vote against such proposals.

Q:
Where can I find out more information about the Company before the annual meeting?

A:
You can find more information about the Company on-line at: www.boh.com.

PROPOSAL 1: ELECTION OF DIRECTORS

BOARD OF DIRECTORS

        In April 2008, Company's shareholders approved management's proposal to amend the Certificate of Incorporation and declassify the Board of Directors and provide for the annual election of all directors. The Company's Certificate of Incorporation also provides that the Board shall consist of not less than 3 or more than 15 persons as established from time to time by resolution of the Board. The Board has fixed the number of directors at fourteen. Each of the fourteen directors listed below shall be nominated for a one-year term to serve until the 2010 Annual Meeting of shareholders and until their successors are elected and qualified.

        Certain information with respect to each of the nominees is set forth below. Each nominee has consented to serve and all nominees except for Messrs. Burak and Ho are currently serving on the Company's Board. The nominees were each recommended to the Board by the Company's Nominating and Corporate Governance Committee. In the event that any or all of the director nominees are unable to stand for election as director, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, may select different nominees for election as directors.

THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES.

Name, Age, and Year First Elected as Director	Principal Occupation(s)	Other Public Directorships Held
S. Haunani Apoliona; 60; 2004	Chairman and Trustee, Office of Hawaiian Affairs ("OHA") (entity established by the Constitution of the State of Hawaii to improve the conditions and protect the entitlements of Native Hawaiians) since 2000.	—
Mary G. F. Bitterman; 64; 1994
	President and Trustee, the Bernard Osher Foundation since 2004; Director, Osher Lifelong Learning Institutes (a non-profit organization dedicated to providing continuing education opportunities through affiliations with colleges and universities) since 2003.	Barclays Global Investors Funds
Mark A. Burak; 60; Nominee	Independent Consultant providing planning and business performance evaluation advisory services since 2001; Retired, Executive Vice President, Planning, Analysis and Performance Measurement, Bank of America.	—
Michael J. Chun; 65; 2004	President and Headmaster of Kamehameha Schools—Kapalama (a college preparatory school serving children of Hawaiian ancestry) since 2001.	Alexander & Baldwin, Inc.
Clinton R. Churchill; 65; 2001	Trustee and Chairman, The Estate of James Campbell (an organization administering the assets held in trust under the will of James Campbell) since 1992 (Chairman 1998, 2000, 2004).	—

Name, Age, and Year First Elected as Director	Principal Occupation(s)	Other Public Directorships Held
David A. Heenan; 68; 1993	Trustee, The Estate of James Campbell (an organization administering the assets held in trust under the will of James Campbell) since 1995 (Chairman 1999, 2001).	Maui Land & Pineapple Co., Inc.
Peter S. Ho; 43; Nominee	President of the Company since April 2008; Vice Chairman and Chief Banking Officer since January 2006; Vice Chairman, Investment Services from April 2004 to December 2005; and Executive Vice President, Hawaii Commercial Banking Group from February 2003 to April 2004.	—
Robert Huret; 63; 2000	Managing Member of FTV Management Company, L.P., (a venture capital management company) since 1998.	—
Allan R. Landon; 60; 2004	Chairman and Chief Executive Officer of the Company since September 2004; President from December 2003 to April 2008; Chief Operating Officer from May 2004 to August 2004; and Chief Financial Officer from February 2001 to April 2004.	—
Kent T. Lucien; 55; 2006
	Vice Chairman and Chief Financial Officer of the Company since April 2008; Trustee, C. Brewer & Co. Ltd., (a Hawaii corporation engaged in agriculture, real estate and power production) from April 2006 to December 2007; and Chief Executive Officer Operations, C. Brewer & Co., Ltd. from May 2001 to April 2006.	Maui Land & Pineapple Co., Inc.
Martin A. Stein; 68; 1999	Partner, RSA Ventures (a consulting and venture capital company) since 1999; Chief Executive Officer and President, Sonoma Mountain Ventures, LLC (strategic and technology consulting and venture capital) 1998 to 2004.	—
Donald M. Takaki; 67; 1997	Chairman, HawkTree International, Inc. (a diversified holding company engaged in transportation, leasing, business records management and real estate) since 1999.	—
Barbara J. Tanabe; 60; 2004	Owner and Partner, Ho'akea Communications, LLC (a public affairs company) since 2003.	—
Robert W. Wo, Jr.; 56; 2002	President and Director, C.S. Wo & Sons, Ltd. (a furniture retailer) since 1984.	—

BENEFICIAL OWNERSHIP

        At the close of business on February 20, 2009, Bank of Hawaii had 47,748,586 shares of its common stock outstanding. As of February 20, 2009, this table shows how much Bank of Hawaii common stock was owned by (i) its directors and nominees, (ii) the executive officers named in the Summary Compensation Table (the "named executive officers"), (iii) all executive officers and directors as a group, and (iv) entities that are known by us to own beneficially more than five percent of Bank of Hawaii's common stock. Unless otherwise indicated and subject to applicable community property and similar statutes, all persons listed below have sole voting and investment power over all shares of common stock beneficially owned. Share ownership has been computed in accordance with SEC rules and does not necessarily indicate beneficial ownership for any other purpose.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Name	Number of Shares Beneficially Owned		Right to Acquire Within 60 Days	Total	Percent of Outstanding Shares as of 02-20-09
Barclays Global Investors, NA.(1) Barclays Global Fund Advisors Barclays Global Investors, Ltd. Barclays Global Investors Australia, Ltd. Barclays Global Investors Canada, Ltd. Barclays Global Investors (Deutschland) AG Barclays Global Investors Japan, Ltd. 400 Howard Street San Francisco, CA 94105	4,036,868		0	4,036,868	8.46%
The Vanguard Group, Inc.(1) 100 Vanguard Blvd. Malvern, PA 19355	2,520,805		0	2,520,805	5.28%
S. Haunani Apoliona	5,863	(2)	17,318	23,181	*
Mark A. Burak	0		0	0	*
Mary G. F. Bitterman	21,890	(2)(3)	19,518	41,408	*
Michael J. Chun	10,282	(2)(3)	17,518	27,800	*
Clinton R. Churchill	12,731	(2)(3)(5)	17,518	30,249	*
David A. Heenan	29,032	(2)(4)	19,518	48,550	*
Robert Huret	15,446	(2)	15,518	30,964	*
Kent T. Lucien	11,520	(2)	2,191	13,711	*
Martin A. Stein	4,187	(2)	18,518	22,705	*
Donald M. Takaki	20,352	(2)	19,518	39,870	*
Barbara J. Tanabe	15,981	(2)	17,518	33,499	*
Robert W. Wo, Jr.	20,240	(2)(3)	17,518	37,758	*
Allan R. Landon	155,899		242,238	398,137	*
Peter S. Ho	61,503		57,835	119,338	*
Mary E. Sellers	25,872		39,490	65,362	*
Daniel C. Stevens	659		0	659	*
Shelley B. Thompson	20,295		7,163	27,458	*
Directors, nominees and executive officers as a group (21 persons)	487,534		644,290	1,131,824	2.4%
*
Each of the directors and named executive officers beneficially owns less than 1 percent of the outstanding common stock.

Notes to Table on Amount and Nature of Beneficial Ownership

All stock is subject to sole voting and investment power unless otherwise specified.

(1)
According to the information furnished by them, Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Australia, Ltd., Barclays Global Investors Canada, Ltd., Barclays Global Investors (Deutschland) AG, and Barclays Global Investors Japan, Ltd., (collectively referred to as "Barclays") are either investment advisers registered with the SEC under the Investment Advisers Act of 1940, as amended, or banks as defined in section 3(a) (6) of the Securities Exchange Act of 1934. Based solely on a Schedule 13G filed with the SEC on February 5, 2009, Barclays, as a group, may be deemed to have beneficial ownership as of December 31, 2008 of 4,036,868 shares of Bank of Hawaii common stock owned by numerous investment advisory or bank clients, none known to have more than five percent. According to the same filing, Barclays has sole power to vote or to direct the vote over 3,422,629 of those shares, and sole power to dispose or to direct the disposition of 4,036,868 shares.

  According to the information furnished by it, The Vanguard Group, Inc. ("VGI") is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended. Based solely on a Schedule 13G filed with the Securities Exchange Commission on February 13, 2009, VGI, in its capacity as investment adviser, may be deemed to have beneficial ownership as of December 31, 2008 of 2,520,805 shares of Bank of Hawaii common stock owned by numerous investment advisory clients, none known to have more than 5 percent. According to the same filing, VGI has sole power to vote or direct the vote of 23,276 of those shares and sole power to dispose or to direct the disposition of 2,520,805 shares.

(2)
Includes restricted shares owned by directors under the Director Stock Program: Ms. Apoliona, 5,292 shares; Ms. Bitterman, 2,432 shares; Mr. Chun, 7,232 shares; Mr. Churchill, 7,232 shares; Mr. Heenan, 10,232 shares; Mr. Huret, 2,432 shares; Mr. Lucien (who is now an employee of the Company), 1,465 shares; Mr. Stein, 2,432 shares; Ms. Tanabe, 2,432 shares; Mr. Takaki, 9,232 shares; and Mr. Wo, 7,232 shares. Includes shares owned by directors under the Directors Deferred Compensation Plan: Messrs. Churchill, 4,129 shares; Heenan, 17,669 shares; Huret, 11,601 shares; Takaki, 10,565 shares; and Wo, 4,703 shares; and Ms. Tanabe, 5,477 shares.

(3)
Includes shares held individually by family members as to which the specified officer or director may be deemed to have shared voting or investment power as follows: Ms. Bitterman, 7,229 shares, Mr. Chun, 2,495 shares, Mr. Churchill, 315 shares, and Mr. Wo, 2,400 shares.

(4)
Includes 420 shares owned by a family partnership of which Mr. Heenan has shared voting and investment power. Also includes 156 shares owned by David A. Heenan, Inc. of which Mr. Heenan is president.

(5)
Includes 500 shares held in a pension plan.

 CORPORATE GOVERNANCE

Corporate Governance Guidelines

        The Company and the Board have adopted Corporate Governance Guidelines ("Governance Guidelines"). The Board amended the Governance Guidelines in 2008 to change the directors' mandatory retirement age from 72 to 75, change the directors' term limit to one year, and conform to the New York Stock Exchange ("NYSE") amendments modifying the director independence tests. The Governance Guidelines are posted on the Company's Investor Relations website at www.boh.com. Shareholders and other interested parties may receive a copy of the Governance Guidelines by writing the Corporate Secretary at 130 Merchant Street, Honolulu, Hawaii 96813. The Governance Guidelines address director qualification and independence standards, responsibilities, access to management and independent advisors, compensation, orientation and continuing education, Board committees, Chief Executive Officer evaluation, management succession, Code of Business Conduct and Ethics, shareholder communications to the Board and the Board's annual performance evaluation.

        Ms. Bitterman has served as the Lead Independent Director since 1999, and is Vice Chairman of the Executive Committee and Chair of the Nominating & Corporate Governance Committee. The Lead Independent Director's duties are set forth in the Governance Guidelines and include presiding over regularly scheduled executive sessions of the non-management directors, serving as a liaison between the non-management directors and executive management and assisting the Board and executive management to ensure compliance with the Governance Guidelines. The non-management directors meet in executive session without management in attendance for regularly scheduled meetings which are usually held five times a year. The non-management directors may also meet in executive session each time the full Board convenes for a meeting. In 2008, the non-management directors met in executive session five times.

Director Qualifications and Nomination Process

        The Nominating & Corporate Governance Committee is responsible for identifying and assessing all director candidates and recommending nominees to the Board. Potential nominees will be evaluated based on their independence, within the meaning of the Governance Guidelines and the rules of the NYSE. Candidates to be nominated as a director, including those submitted by shareholders, are selected based on, among other criteria, their integrity, informed judgment, financial literacy, high performance standards, accomplishments and reputation in the community, experience, skill sets, and ability to commit adequate time to Board and committee matters and to act on behalf of shareholders.

        The criteria also include a determination of the needs of the Board and of the individuals' personal qualities and characteristics with those of the other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company and its shareholders. The Board should encompass a broad range of skills, expertise, industry knowledge, diversity of viewpoints, background, and business and community contacts relevant to the Company's business.

        A shareholder may submit a candidate for consideration by the Board to be included in the Board's slate of director nominees. Candidates proposed by shareholders will be evaluated by the Nominating & Corporate Governance Committee under the same criteria that are applied to other candidates. The criteria are set forth above and in the Company's By-Laws and Governance Guidelines. Candidates to be considered for nomination by the Nominating & Corporate Governance Committee at the 2010 Annual Meeting of Shareholders must be presented in writing to the Corporate Secretary on or before November 14, 2009 at 130 Merchant Street, Honolulu, Hawaii 96813.

Communication with Directors

        Shareholders and any interested parties may communicate with the Board, Non-Management Directors or Lead Independent Director by sending correspondence c/o the Company's Corporate Secretary, 130 Merchant Street, Honolulu, Hawaii 96813. All appropriate communications received will be forwarded to the Board, Non-Management Directors or Lead Independent Director as addressed.

Code of Business Conduct and Ethics

        The Company has earned its reputation as a respected leader in the communities it serves and in the financial services industry by conducting business in an ethical, responsible and professional manner. The Company is proud of the high standards of quality and service that have been its hallmark through the years. These qualities represent fundamental business practices and apply to all directors, officers and employees.

        The Company and Board have adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees (the "Code"), which was revised in 2008 and is posted on the Investor Relations page of the Company's website www.boh.com. The Code addresses the professional, honest and candid conduct of each director, officer and employee; conflicts of interest, disclosure process, compliance with laws, rules and regulations (including securities trading); corporate opportunities, confidentiality, fair dealing, protection and proper use of Company assets; and encourages the reporting of any illegal or unethical behavior. A waiver for an executive officer or director of the Company may be made only by the Audit Committee of the Board of Directors and must be promptly disclosed as required by SEC or NYSE rules. The Company will disclose any such waivers, as well as any amendments to the Code, on the Company's website. Shareholders may obtain a printed copy of the Code by contacting the Corporate Secretary at the address previously provided.

Director Independence

        The Board is comprised of a majority of independent directors as defined by the NYSE listing standards. In affirmatively determining that a director is independent of the Company's management and has no material relationship with the Company, either directly or indirectly as a partner, shareholder, or officer of an organization that has a relationship with the Company, the Board applies the following categorical standards, in addition to such other factors as the Board deems appropriate:

  a)
  In no event shall a director be considered independent if the director is an employee, or a member of the director's immediate family is an executive officer of the Company until three years after the end of such employment relationship. Employment as an interim Chairman, CEO, CFO or other executive officer shall not disqualify a director from being considered independent following that employment.

  b)
  In no event shall a director be considered independent if the director receives, or a member of the director's immediate family receives, more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and is not independent until three years after ceasing to receive such compensation.

  c)
  In no event shall a director be considered independent if the director is a current partner or employee of the Company's internal or external auditor, or whose immediate family member is a current partner or employee of such a firm and personally works on the Company's audit; or was a partner or employee of such a firm and personally worked on the Company's audit within the last three years.

  d)
  In no event shall a director be considered independent if the director is employed, or a member of the director's immediate family is employed, as an executive officer of another company where any of the Company's present executives serves on that company's compensation committee until three years after the end of such service or employment relationship.

  e)
  In no event shall a director be considered independent if the director is an executive officer or employee, or an immediate family member of the director is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues for such year, until three years after falling below such threshold.

  f)
  A director will not fail to be deemed independent solely as a result of the director's and the director's immediate family members', or a director's affiliated entity's, banking relationship with the Company if such relationship does not violate paragraphs (a) through (e) above and is made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with persons not affiliated with the Company and, with respect to extensions of credit, is made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve System, and do not involve more than the normal risk of collectability or present other unfavorable features.

  g)
  Audit Committee members may not receive directly or indirectly any consulting, advisory or other compensatory fee from the Company and shall otherwise meet the independence criteria of Section 10A-3 of the Securities Exchange Act of 1934, as amended. Audit Committee members may receive directors' fees and other in-kind consideration ordinarily available to directors, as well as regular benefits that other directors receive (including any additional such fees or consideration paid to directors with respect to service on committees of the Board).

  h)
  If a particular commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship or transaction that is not addressed by the above standards exists between a director and the Company, the Board will determine, after taking into account all relevant facts and circumstances, whether such relationship or transaction is in the Board's judgment material, and therefore whether the affected director is independent.

        For purposes of these independence standards, an "immediate family member" includes the director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director's home.

        The following ten directors and nominees have been determined by the Board to be independent: Messrs. Burak, Chun, Churchill, Heenan, Huret, Stein and Wo, and Mmes. Apoliona, Bitterman and Tanabe, and accordingly, the Board has a majority of independent directors as defined by the listing standards of the NYSE and the Governance Guidelines. There were no relationships that were considered in determining the independence of the independent directors. All of the committees, with the exception of the Executive Committee, are composed entirely of independent directors who also meet applicable committee independence standards. Mr. Landon is the CEO of the Company and therefore not independent, Mr. Ho is the President of the Company and therefore not independent, Mr. Lucien is the CFO of the Company and therefore not independent, and Mr. Takaki has been determined not to be an independent director due to his and his family's ownership interest in HawkTree International, Inc. ("HawkTree"), a diversified holding company engaged in transportation, leasing, business records management, and real estate. HawkTree and its subsidiaries provide courier, armored car, moving, and relocation services for the Company, and the Company provides insurance services to HawkTree. More specific information is available on page 40 in the section regarding Certain Relationships and Related Transactions.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee during fiscal year 2008 served as an officer, former officer, or employee of the Company or had a relationship that was required to be disclosed under "Certain Relationships and Related Transactions." Further, during 2008, no executive officer of the Company served as:

  •
  A member of the Compensation Committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation Committee; or

  •
  A director of any other entity, one of whose executive officers or their immediate family member served on our Compensation Committee.

BOARD COMMITTEES AND MEETINGS

        The Board met 9 times during 2008. The Board's policy is that directors should make every effort to regularly attend meetings of the Board and committees on which they serve and the Company's annual shareholder meeting. Each director attended 75% or more of the aggregate of the total number of Board meetings and the total number of meetings held by the committees on which he or she served in 2008. All of the Company's directors attended the 2008 shareholders' meeting.

Board Committees

        The Board has four standing committees: the Audit Committee, the Human Resources & Compensation Committee (the "Compensation Committee"), the Executive & Strategic Planning Committee (the "Executive Committee"), and the Nominating & Corporate Governance Committee. The committee charters are posted in the Investor Relations section of the Company's website at www.boh.com. Shareholders and any interested parties may request a printed copy of the charters and Governance Guidelines by contacting the Corporate Secretary at 130 Merchant Street, Honolulu, Hawaii 96813.

        The Board has affirmatively determined that all of the members of the Audit, Compensation and Nominating & Corporate Governance Committees ("Board Committees") meet the independence standards of the NYSE and the Company's Governance Guidelines. The Board Committees' charters require that each committee perform an annual evaluation of its performance and assess the adequacy of its charter. Each committee has the authority to retain consultants and advisors to assist it in its duties, including the sole authority for the retention, termination and negotiation of the terms and conditions of the engagement.

        Below are the members of each current standing committee.

Audit	Compensation	Executive	Nominating and Governance
Mary G. F. Bitterman	Mary G. F. Bitterman	Mary G. F. Bitterman	S. Haunani Apoliona
Clinton R. Churchill*	David A. Heenan*	Clinton R. Churchill	Mary G. F. Bitterman*
Robert Huret	Barbara J. Tanabe	David A. Heenan	Michael J. Chun
Martin A. Stein	Robert W. Wo, Jr.	Allan R. Landon*	Clinton R. Churchill
		Robert W. Wo, Jr.	David A. Heenan
Robert Huret
Martin A. Stein
Barbara J. Tanabe
Robert W. Wo, Jr.

  *Committee Chairman

Audit Committee: 6 Meetings in 2008

        The Audit Committee operates under and annually reviews a written charter that has been adopted by the Board and is included as Appendix A to this Proxy Statement. The Audit Committee's duties include assisting the Board in its oversight of the following areas of the Company: regulatory and financial accounting and reporting and credit risk management; compliance with legal and regulatory requirements; independent registered public accounting firm's qualifications and independence; and overseeing the performance of the Company's internal audit function and independent registered public accounting firm. The Board has determined that Robert Huret meets the definition of "financial expert" within the meaning of the SEC regulations adopted under the Sarbanes-Oxley Act of 2002. The Board has determined that all Committee members meet the NYSE standard of financial literacy and have accounting or related financial management expertise. The Committee has adopted policies and procedures governing the following: pre-approval of audit and non-audit services; the receipt and treatment of complaints regarding accounting, internal controls, or auditing matters and the confidential, anonymous submission by employees of the Company regarding questionable accounting or audit matters; and restrictions on the Company's hiring of employees of the independent registered public accounting firm. The Committee is also responsible for reviewing conflict of interest transactions involving a director or executive officer. The report of the Audit Committee is on page 17.

Compensation Committee: 8 Meetings in 2008

        The duties of the Compensation Committee are set forth in its charter, and include responsibility for compensation levels of directors and members of executive management and reviewing the performance of executive management. The Committee reviews and approves goals for incentive compensation plans and stock plans, and evaluates performance against those goals. The Compensation Committee also reviews management development and training programs and reviews succession planning for senior and executive management. The Compensation Committee charter allows for the delegation of its duties to its own subcommittee as long as in compliance with all applicable laws, rules and listing standards. The CEO, in consultation with the director of human resources, makes recommendations with respect to non-CEO executive officer compensation. Watson Wyatt Worldwide, Inc. ("Watson Wyatt"), an employee benefits and human capital consulting firm with worldwide operations in the Americas, Europe and Asia Pacific, has been retained by the Compensation Committee to provide compensation consulting and market data information. The report of the Compensation Committee is on page 18.

Executive Committee: No Meetings Held in 2008

        The Committee has power to act for the Board in between its meetings except on those matters reserved to the Board by the By-Laws or otherwise. The Committee has the authority to advise the CEO and Board on long-range strategy and monitor the Company's progress. The Committee did not meet in 2008.

Nominating & Corporate Governance Committee: 5 Meetings in 2008

        The duties of the Nominating & Corporate Governance Committee are set forth in its charter and include reviewing the qualifications of all Board candidates and recommending qualified candidates for membership on the Board. The Committee reviews the Board's organization, procedures and committees and makes recommendations concerning the size and composition of the Board and its committees. The Committee makes recommendations to the Board regarding standards for determining non-management director independence and reviews the qualifications and independence of the members of the Board and its committees. The Committee reviews and evaluates the Company's compliance with corporate governance requirements and leads and oversees the Board and its committees' annual performance evaluations. Further information regarding the responsibilities performed by the Committee and the Company's corporate governance is provided in the Committee charter and the Governance Guidelines.

 DIRECTOR COMPENSATION

Retainer and Meeting Fees

        In 2008, each director was paid an annual retainer of $20,000, plus $750 for each Board meeting attended. The Lead Independent Director is paid an additional annual retainer fee of $10,000. The chairmen of the Compensation and Audit Committees, and the vice chairman of the Executive Committee also receive an annual retainer of $5,000. The Directors are reimbursed for board-related travel expenses, and directors who are non-Hawaii residents receive an additional $5,000 to compensate them for travel time. Members of the Compensation Committee and the Executive Committee receive $750 for each meeting attended. The fee is $1,500 per meeting for members of the Audit Committee and $2,000 per meeting for the Chairman of the Audit Committee. No fees are paid for attendance at the Nominating & Corporate Governance meetings.

Director Stock Plan

        The Company maintains the Bank of Hawaii Corporation Amended and Restated Director Stock Compensation Plan ("Director Stock Plan"). The purpose of the Director Stock Plan is to advance the interests of the Company by encouraging and enabling eligible non-employee members of the Board to acquire and retain throughout each member's tenure as director a proprietary interest in the Company by ownership of shares of Bank of Hawaii common stock. The Director Stock Plan allows for the granting of stock options, restricted stock, and restricted stock units. Under the Director Stock Plan, the Board has the flexibility to set the form and terms of awards. In 2008, the Company issued 967 shares of restricted common stock ("Restricted Shares") to each non-employee director with a vesting date of one year from the date of grant. No options were granted under the Director Stock Plan in 2008. In 2008, the Board members were offered an opportunity to amend the terms of restricted stock awards granted to them prior to 2005, and restricted stock issued upon the exercise of stock options granted prior to 2005 so that all such restricted stock became vested on November 1, 2008. In addition, Board members were offered an opportunity to amend the terms of any outstanding options granted prior to 2005 so that fully vested shares (rather than shares of restricted stock) are issued upon the exercise of such options. Prior to the amendment, shares of restricted stock issued prior to 2005 to Board members became vested when the director's last term as a director expired and were subject to forfeiture if the director left the Board before that time. In addition, prior to the amendment, stock options granted prior to 2005 were vested upon grant, but the stock issued upon exercise of those options was restricted stock subject to vesting under the same conditions as awards of restricted stock. Acceptance of the amendments was optional by each director and four of the ten non-management directors accepted the amendments.

Directors' Deferred Compensation Plan

        The Company maintains the Directors' Deferred Compensation Plan, under which a non-employee director may elect to defer the payment of either all of the director's annual retainer and meeting fees, or all of the director's annual retainer. In 2008 the Board amended the Directors' Deferred Compensation Plan with respect to the timing and form of distributions of deferred amounts. At the director's choice, deferred amounts under the Directors' Deferred Compensation Plan may be payable: 1) beginning on the first day of the first month after the participating director ceases to be a director of the Company; or 2) on an anniversary date of the director's choosing after the director ceases to be a director; or 3) a date specified by the director (which may include a date prior to the date a director ceases to be a director). Deferred amounts are paid to the participant in a lump sum or in equal annual installments over such period of years (not exceeding 10 years) as the participant elects at the time of deferral. If a participant dies, all deferred and previously unpaid amounts will be paid in a lump sum to the participant's beneficiary on the second day of the calendar year following the year of death. A participant's deferred amounts are adjusted for appreciation or depreciation in value based on hypothetical investments in one or more Pacific Capital Funds or in shares of Bank of Hawaii common stock, as may be directed by the participant. In addition to the amendment regarding the timing and form of distributions, in 2008 the Board amended the Directors' Deferred Compensation Plan to allow directors a one-time change to preexisting distribution elections. Under the terms of this amendment, no director was allowed to defer distributions that would otherwise be payable in 2008 or provide for distributions to be paid in 2008 that would otherwise be payable in a later year.

        The Bank of Hawaii's obligations under the Directors' Deferred Compensation Plan are payable from its general assets, although the Company has established a rabbi trust to assist it in meeting its liabilities under the plan. The assets of the trust are at all times subject to the claims of the Company's general creditors.

Director Stock Ownership Guidelines

        The Board of Directors believes it is important to support an ownership culture for the Company's employees and shareholders. To ensure that linkage to shareholders occurs among the fiduciaries of the Company, in December 2006, the Nominating & Corporate Governance Committee implemented stock ownership guidelines that require each non-management director to own a minimum amount of five times his or her annual cash retainer in the Company's stock. Directors were given five years to achieve guideline levels of ownership. All ten of the current non-management directors have satisfied the ownership guidelines.

Director Compensation

        The following table shows, for the year ended December 31, 2008, information on compensation earned by or awarded to each non-employee director who served on the Board of Directors during 2008.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
S. Haunani Apoliona	$34,250	$61,497	$10,919	0	0	0	$106,666
Mary G. F. Bitterman	$56,000	$61,497	$10,919	0	0	0	$128,416
Michael J. Chun	$29,750	$61,497	$10,919	0	0	0	$102,166
Clinton R. Churchill	$38,500	$61,497	$10,919	0	0	0	$110,916
David A. Heenan	$37,000	$61,497	$10,919	0	0	0	$109,416
Robert Huret	$40,000	$61,497	$10,919	0	0	0	$112,416
Martin A. Stein	$40,000	$61,497	$10,919	0	0	0	$112,416
Donald M. Takaki	$34,250	$61,497	$10,919	0	0	0	$106,666
Barbara J. Tanabe	$36,500	$61,497	$10,919	0	0	0	$108,916
Robert W. Wo, Jr.	$41,500	$61,497	$10,919	0	0	0	$113,916

(1)
David A. Heenan, Robert Huret, Donald M. Takaki, Robert W. Wo, Jr. and Barbara J. Tanabe elected to defer all of their respective fees earned in 2008.

(2)
The amounts in this column reflect the Financial Accounting Standard No. 123R ("FAS 123R") expense recognized in 2008 for restricted stock awards in 2008 and prior years. On April 25, 2008, the Company issued a grant of 967 shares of restricted common stock to each director, having an aggregate fair value of $52,508 based on the stock fair market value of $54.30 per share on the date of the grant and 100% of the grant will vest on the first anniversary date. The assumptions used in the valuation of restricted stock awards are included in Note 1 "Share-Based Compensation" to the financial statements contained in Item 8 of the Company's Annual Report on Form 10-K filed with the SEC on February 25, 2009. As of December 31, 2008, each Director had the following number of restricted stock awards accumulated in their accounts (which excludes options exercised and held as common stock in their accounts): S. Haunani Apoliona, 4,232 shares; Mary G. F. Bitterman, 2,432 shares; Michael J. Chun, 4,232 shares; Clinton R. Churchill, 4,232 shares; David A. Heenan, 4,232 shares; Robert Huret, 2,432 shares; Martin A. Stein, 2,432 shares; Donald M. Takaki, 4,232 shares; Barbara J. Tanabe, 2,432 shares; and Robert W. Wo, Jr., 4,232 shares.

(3)
The amounts in this column reflect the FAS 123R expense recognized in 2008 for stock options awarded in prior years. As of December 31, 2008, each Director had outstanding options to purchase the indicated number of shares of the Company common stock: S. Haunani Apoliona, 18,048; Mary G. F. Bitterman, 20,248; Michael J. Chun, 18,248; Clinton R. Churchill, 18,248; David A. Heenan, 20,248; Robert Huret, 16,248; Martin A. Stein, 19,248; Donald M. Takaki, 20,248; Barbara J. Tanabe, 18,248; and Robert W. Wo, Jr., 18,248.

AUDIT COMMITTEE REPORT

        As members of the Audit Committee, we review the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls. In this context, we have met and held discussions with management and the independent registered public accounting firm. Management represented to us that the Company's consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and we have reviewed and discussed the audited financial statements and related disclosures with management and the independent registered public accounting firm, including a review of the significant management judgments underlying the financial statements and disclosures.

        The independent registered public accounting firm reports to us. We have sole authority to appoint (subject to shareholder ratification) and to terminate the engagement of the independent registered public accounting firm.

        We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 ("Communication with Audit Committees"), as amended and as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, we have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding communications with the audit committee concerning independence, and have discussed with the independent registered public accounting firm its independence from the Company and its management. In concluding that the independent registered public accounting firm is independent, we determined, among other things, that the audit and non-audit services provided by Ernst & Young LLP (as described below) were compatible with its independence. Consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has adopted policies to avoid compromising the independence of the independent registered public accounting firm, such as prior committee approval of audit, non-audit, tax and other services, and required audit partner rotation.

        We discussed with the company's internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits, including internal control testing under Section 404 of the Sarbanes-Oxley Act. We meet with the internal auditors and independent registered public accounting firm, with and without management present, and in private sessions with members of senior management to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. We also periodically meet in executive session.

        In reliance on the reviews and discussions referred to above, as members of the Audit Committee, we recommended to the board (and the board subsequently approved the recommendation) that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission. We have also appointed the Company's independent registered public accounting firm, subject to shareholder ratification, for 2009.

As submitted by the members of the Audit Committee,

  Clinton R. Churchill, Chairman
  Mary G. F. Bitterman
  Robert Huret
  Martin A. Stein

COMPENSATION COMMITTEE REPORT

        The Compensation Committee, composed entirely of independent directors in accordance with the applicable laws, regulations, NYSE listing requirements and the Governance Guidelines, sets and administers policies that govern the Company's executive compensation programs, and various incentive and stock programs. As members of the Compensation Committee, we have reviewed and discussed the Compensation Disclosure and Analysis to be included in the Company's 2009 Proxy Statement with management and, based on these discussions, recommended to the Company's Board (and the Board subsequently approved the recommendation) that the Compensation Disclosure and Analysis be included in such Proxy Statement.

As submitted by the members of the Compensation Committee

  David A. Heenan, Chairman
  Mary G. F. Bitterman
  Barbara J. Tanabe
  Robert W. Wo, Jr.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        Compensation of our named executive officers, including the Chief Executive Officer (the "CEO"), is the responsibility of the Compensation Committee of the Board (the "Committee").

Compensation Philosophy

        The Committee believes that executive compensation should align with shareholders' interests, link to achievement of the Company's business plan, reinforce support for the Company's vision and be consistent with market compensation trends after taking into account the unique circumstances facing the Company in light of geographic, demographic and economic conditions in the markets served by the Company. The Committee also believes that compensation should recognize short and long-term performance and may include both cash and equity components. The composition of components may vary from year to year based on individual, market and other factors. There are no specific formulas to determine the mix of pay elements, or the allocation between cash and non-cash compensation or among non-cash forms of pay. As described below, neither total compensation nor any element of cash and non-cash compensation is formally benchmarked against a peer group of companies. In making compensation decisions, the Committee considers individual performance, experience in the position, breadth of duties, and pay parity among positions of comparable responsibility, and may request market data.

Compensation Process

        The Committee, consistent with its Charter, determines compensation for the named executive officers. The Committee evaluates the CEO's performance against the overall corporate business plan. With respect to compensation decisions for the other named executive officers, the Committee gives significant weight to the recommendations of the CEO.

        The Committee monitors the Company's performance throughout the year as to both financial and non-financial performance. The Committee also monitors the Company's risk profile and risk management processes to ensure that the Company's compensation policies do not promote unnecessary and excessive risks that may threaten the value of the Company. Several areas are reviewed by the Committee including, but not limited to, how risk management is built into incentive compensation for the Company's executive management, the specific risk profile for a community bank as it relates to loans and investment securities, the controlled and disciplined approach in the compensation structure of the Company, the implementation of new policies with regard to qualitative versus quantitative measures of management performance, and the refinement of best practices.

        In January, the Committee reviews the Company's annual results and the longer-term performance trend compared to the business plan. The Committee uses this review, together with factors as described on page 23, as the basis for the annual evaluation of the CEO. The Committee's evaluation is communicated to the CEO by the Lead Independent Director and discussed with the full Board.

        Based on similar factors and individual objectives, the CEO annually reviews the performance of each of the other named executive officers. The conclusions reached and recommendations based on those reviews, including any recommendations for salary adjustments, annual bonus awards and equity components, are presented to the Committee. The Committee considers the CEO's recommendations. The CEO does not attend executive sessions of the Committee where his own compensation is being reviewed and determined by the Committee or the Board. The CEO is assisted by the director of human resources (herself not a named executive officer) in formulating recommendations for the named executive officers, other than for himself. The Committee has the discretion to accept, reject or modify the CEO's recommendations. The Committee has discretion to determine the amount of equity and other compensation payable to executives based on its assessment of their performance. Rather than relying on formulaic models, the Committee believes that retaining discretion to assess performance of the CEO and other named executive officers gives the Committee members the ability to more accurately reflect individual contributions that cannot be quantified.

The Role of the Compensation Consultant

        Watson Wyatt Worldwide, Inc. ("Watson Wyatt"), an employee benefits and human capital consulting firm, continued their engagement with the Committee to provide advice on executive compensation matters during 2008. For 2008, Watson Wyatt provided the Committee with market data and an analysis of competitive compensation for named executive officers. The Committee used this data as a "market check" to help assess the competitiveness of the Company's pay practices, but neither total compensation nor any element of compensation paid to the named executive officers is benchmarked against this data. The Committee did not target the elements of its compensation program at any specific level or percentiles within a peer group. Watson Wyatt provided a report to the Committee in January 2008 which was used to assess 2008 compensation. Watson Wyatt identified a peer group of ten publicly-held, high-performing, regional full-service community banks similar in size to the Company ranging between $7.7 billion and $15.2 billion in assets as of December 31, 2006 and a market capitalization of $1.1 billion to $3.3 billion as of November 30, 2007. These financial services organizations were also selected on the basis of their relatively low risk orientation and high levels of performance as measured by return-on-assets, return-on-equity, total shareholder return, loan reserves and nonperforming asset percentages. The ten organizations include:

  •
  Commerce Bancshares, Inc.

  •
  City National Corp.

  •
  Cullen/Frost Bankers, Inc.

  •
  BancorpSouth Inc.

  •
  FirstMerit Corp.

  •
  UMB Financial Corp.

  •
  Trustmark Corp.

  •
  First Midwest Bancorp Inc.

  •
  Old National Bancorp

  •
  Alabama National Bancorporation

        Watson Wyatt analyzed the proxy statements of the ten financial services organizations identified above and data from three national and highly regarded surveys (2007 Watson Wyatt Report on Financial Institutions Compensation Survey, 2007 Mercer Executive Compensation Survey and 2007 Hewitt Total Compensation Measurement—Financial Services) representing financial services companies to determine competitiveness of the Company's pay practices. They reported that the Committee's historic compensation practices generally resulted in competitive pay and:

  •
  Salary at approximately the 50th percentile,

  •
  Targeted total cash at approximately the 55th percentile,

  •
  Actual total cash paid at approximately the 50th percentile,

  •
  Long-term incentives at approximately the 40th percentile, and

  •
  Total direct compensation at about the 50th percentile.

        The Committee instructed Watson Wyatt to conduct a similar analysis on competitive market data for 2009. Watson Wyatt provided its completed report to the Committee in January 2009. In 2008, Alabama National Bancorporation was acquired by RBC Centura Banks and Prosperity Bancshares Inc. was identified to be substituted in its place, The proxy analysis of the 10 banks were supplemented with three published financial services surveys (2008 Watson Wyatt Report on Top Management Compensation Survey—financial services cut, 2008 Mercer Executive Compensation Survey—financial services cut and 2008 Hewitt Financial Services Total Compensation Survey). In its study, Watson Wyatt reported:

  •
  Salary at approximately the 50th percentile,

  •
  Targeted total cash at approximately the 55th percentile,

  •
  Actual total cash paid at approximately the 60th percentile,

  •
  Long-term incentives at approximately the 45th percentile, and

  •
  Total direct compensation at about the 50th percentile.

        The focus of this engagement was on 2008 performance-based compensation and 2009 compensation decisions. The Committee reviewed the analysis and used it to assess compensation changes for 2009. Having considered the analysis by Watson Wyatt, the current economic environment, and the recommendation of the CEO, it was determined that base salaries in 2009 for the CEO and named executive officers would remain flat with 2008.

        Management separately retained Watson Wyatt in 2008 to provide actuarial services in connection with the Company's Employees' Retirement Plan of Bank of Hawaii.

Compensation Elements and Determination of Compensation

        Compensation elements for 2008 included:

  •
  Base salary

  •
  Performance based variable compensation

  •
  Equity based compensation

  •
  Retirement and other benefits

  •
  Perquisites

        The measurements of corporate performance and individual performance and contribution that are used to evaluate named executive officers (other than the CEO) for each element of compensation paid to such executive officers, and the specific items of corporate performance that are taken into account in setting compensation policies and making compensation decisions, are set forth below. The CEO makes an initial recommendation to the Committee as to each element of compensation for each of the other named executive officers for their consideration. The Committee has the discretion to accept, reject, or modify the CEO's recommendations. Restricted stock awards align with the Company's focus on long term performance, contribution to overall company value, retention of key talent, and alignment with shareholder interests. Long term equity awards granted in 2008 were comprised exclusively of restricted stock. The amount of the Company's equity awards is determined independently of the value of a named executive officer's existing equity holdings and independently of the amount of his or her annual incentive award.

  Base Salary

        Base salary is based on each individual's responsibilities. The CEO may consider the compensation of named executive officers disclosed by other banking companies. The Company generally establishes base salaries in connection with recruiting or retaining qualified executive officers. The Committee reviews salary levels as part of the Company's annual performance review process, as well as upon promotion or other changes in job responsibility. Merit-based increases to salaries for executive officers other than the CEO are determined by the Committee based on the CEO's assessment of individual performance.

        In recommending base salaries the CEO considers the needs of the Company and of the executive officer, comparability within the Company, pay parity among positions of comparable responsibility and individual performance. The Committee also looks at market survey data to verify that salaries are competitive and within market ranges.

        Consistent with the Company's practices, the Committee increased the base salary of Mr. Ho from $500,000 to $625,000 in April 2008 to reflect increasing operational responsibilities as President. Mr. Lucien joined the Company in April 2008 as Vice Chairman and Chief Financial Officer. Mr. Lucien had previously served as a member of the Company's Board of Directors since April 2006. The CEO negotiated and the Committee approved a base salary of $340,000. At the request of Mr. Landon, the Committee has not increased Mr. Landon's salary since 2004, and he has not received any other type of award in lieu of a salary increase.

  Performance Based Variable Compensation

        The named executive officers participate in the Bank of Hawaii Corporation Executive Incentive Plan (the "Executive Incentive Plan"), pursuant to which the Company awards annual cash bonuses to executives. The purpose of the Executive Incentive Plan is to optimize the profitability and growth of the Bank of Hawaii through incentives for each annual period. These incentives are consistent with the Company's goals and link the personal interests of participants with those of the Company's shareholders. The Executive Incentive Plan provides participants with an incentive for individual performance and teamwork among participants.

        For awards that are intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m) (see "Tax Considerations" below), the Committee establishes, at the beginning of an annual performance period, an incentive pool from which bonus awards are paid to participants. The incentive pool is expressed as a percentage of the Company's net income before taxes for the fiscal year. For performance year 2008, the incentive pool was established as an amount equal to 2% of the Company's net income before taxes for the fiscal year. At the beginning of the performance period, each participating executive is allocated a maximum percentage of the incentive pool. For 2008, the Compensation Committee allocated a maximum of 19% to Mr. Landon and 9% to each of the other named executive officers (pro-rated for Mr. Lucien). The Committee exercises its discretion, however, to reduce an executive's actual bonus payment to a dollar amount based on a target award opportunity. A target award opportunity, expressed as a percentage of base salary, is established for each named executive officer at the beginning of the year. Each named executive officer's target opportunity takes into account the executive's position, scope of responsibilities, and individual contribution to the Company. For 2008, the target bonus opportunity for the Chief Executive Officer was 100% of his base salary, the target opportunity for Mr. Ho was 80% of his base salary, and the target bonus opportunity for the each of the other named executive officers was 67.5% of base salary. The potential range of annual bonus opportunities is as follows:

Mr. Landon	0 - 120%
Mr. Ho	0 - 110%
Other Named Executive Officers	0 - 85%

        In evaluating the CEO's performance and determining the amount by which the CEO's incentive pool percentage would be adjusted to arrive at his bonus, the Committee employs a scoring system that assigns to the CEO a weighted score based on satisfaction of specified criteria established at the beginning of the year. The CEO receives a score, possibly ranging from 1 (lowest possible score) to 5 (highest possible score) for each of the specified criteria, and the scores are then weighted according to the specified percentages. For example, the Committee assigns a score of 5 if the Company's stock performance is in the top quartile or if Total Shareholder Return (dividends and share appreciation for the calendar year) is above 11%; a score of 4 if the Company's stock performance is in the second quartile or if Total Shareholder Return is above 8.5%; and a score of 3 if the Company's stock performance is in the third quartile or if Total Shareholder Return is above 6%. The Company's stock performance is measured through comparison with the banking companies identified in the Mid-Cap Bank Performance Index described below.

        For 2008, the Committee considered the criteria below and assigned the listed weights to such criteria:

	Score	Weight	Product
Measurement Based
Stock performance as defined by the 2008 Mid-Cap Bank Performance[1] or Total Shareholder Return	4.00	25%	1.000
Company financial performance[2]	5.00	25%	1.250
Customer satisfaction as measured by the Company's Customer Satisfaction Survey	2.50	10%	0.250
Employee satisfaction as measured by the Company's Employee Satisfaction Survey	2.50	10%	0.250
Judgment Based
Community and customer relations	5.00	10%	0.500
Development of the management team	5.00	10%	0.500
Other significant achievements or activities accomplished	5.00	10%	0.500

Score			4.250

    1
    The Mid-Cap Bank Performance Index was developed internally and includes the following 44 banks. The Mid-Cap Bank Performance Index was approved by the Compensation Committee in February 2007 and is subject to change on a going forward basis if stock price information is no longer available on any public exchange, as a result of mergers and acquisitions. The Mid-Cap Bank Performance Index consists of: Associated Banc-Corp, Bank of Hawaii Corp, BB&T Corp., Cathay General Bancorp, Central Pacific Financial Corp., City National Corp./Beverly Hills CA, The Colonial BancGroup Inc., Comerica Inc., Commerce Bancshares, Cullen/Frost Bankers Inc., East West Bancorp Inc., Fifth Third Bancorp, First Bancorp/Puerto Rico, First Horizon National Corp., First Midwest Bancorp Inc./IL, FirstMerit Corp., Fulton Financial Corp., Glacier Bancorp Inc., Huntington Bancshares Inc./OH, Keycorp, M&T Bank Corp., Marshall & Ilsley Corp., National City Corp., Old National Bancorp, PNC Financial Services Group Inc., Popular Inc., Prosperity Bancshares Inc., Provident Bankshares, The South Financial Group Inc., Sterling Financial Corp./WA, Susquehanna Bancshares Inc., SVB Financial Group, Synovus Financial Corp., TCF Financial Corp., Trustmark Corp., UCBH Holdings Inc., Umpqua Holdings Corp., United Bankshares Inc., Valley National Bancorp, Westamerica Bancorporation, Whitney Holding Corp., Wilmington Trust Corp., Wintrust Financial Corp. and Zions Bancorporation. The Mid-Cap Bank Performance Index was modified by the Committee in March 2007 due to mergers and acquisitions as follows: First Republic was replaced by Prosperity Bancshares Inc. Compass Bancshares Inc. was replaced by Comerica, and Mercantile Bankshares was replaced by Provident Bankshares.

    2
    The Committee uses earnings per share growth to assign a score relating to the Company's financial performance. If earnings per share growth is above, 8%, 6%, 4%, or 2%, respectively, a score of "5", "4", '3", or "2" is assigned. If earnings per share growth is below 2%, a score of "1" is assigned.

        As indicated in the table above, the Committee assigned a score of "4" for the stock performance criteria because the Company's stock performance was in the second quartile as measured by the Mid-Cap Bank Performance Index, and a score of "5" for the financial performance criteria. With respect to the judgment based criteria, the Committee's evaluation is based on its subjective assessment of the CEO's performance in these areas. As noted above, the Compensation Committee assigned a score of "5" in these categories, resulting in a final weighted score of 4.25 to the CEO.

        The specified criteria are generally not adjusted during the year, except, in the Committee's discretion, in the event of certain unanticipated transactions affecting the Company. The Committee did not make any such adjustments in 2008. Certain adjustments also may be made by the Committee with respect to awards granted to individuals who are promoted or change job responsibilities during the performance period. The Committee did not make any such adjustments for the CEO or named executive officers in 2008.

        The Committee believes that stock performance and financial performance correlate most closely with the objectives of the Company and that the more subjective elements can be assessed through survey data. The Committee determined the final bonus based on a subjective determination that takes into consideration the results of the scoring system, but which is not determined by reference to a specific formula driven off the numerical score. Based on this evaluation, the Committee awarded the CEO a bonus of $600,000 (approximately 80% of base salary), equal to the CEO bonus of $600,000 in 2007.

        The bonus amounts payable to each of the other named executive officers is determined by a similar process that does not include formal scoring but takes into account individual business unit objectives, as well as the individual's performance, scope of responsibilities and market data. The CEO makes an initial recommendation to the Committee as to the final bonuses of each of the other named executive officers for the Committee's consideration. The Committee has the discretion to accept, reject, or modify the CEO's recommendations. For 2008 compensation determinations, the Committee recognized the strong performance and leadership provided by the President and Chief Risk Officer, in particular. The Committee accepted and approved the CEO's bonus recommendations (as reflected in the Summary Compensation Table) for the other named executive officers.

        In addition to the awards under the Executive Incentive Plan, the Committee may pay discretionary cash bonuses to executives. In paying discretionary bonuses, the Committee considers recommendations from the CEO, changes in position, and an assessment of individual performance. These cash bonuses will not qualify as performance-based compensation under Section 162(m).

        In 2008, the Committee approved the "Cash for Equity Program." The program is intended to be an alternative to equity based compensation. The goals of the program are to accelerate stock accumulation, simplify compensation and foster long-term employment by encouraging participants to use the cash to purchase the Company's common stock. The program also assists executives in meeting the Company's Stock Ownership Guidelines. During 2008, Senior Executive Vice Presidents, Executive Vice Presidents and Senior Vice Presidents were collectively paid $4,560,000 to increase their stock holdings in the Company.

        On December 19, 2008, the Committee granted Mr. Ho a cash award of $1,250,000 under the Cash for Equity Program in recognition of his 2008 leadership and performance, and his commitment to help lead Bank of Hawaii in the future. The Committee approved the payment with the expectation that Mr. Ho will use a substantial portion of the grant to increase his holdings of the Company's common stock. In addition, under the terms of the grant, Mr. Ho agreed to repay a pro-rata portion of the grant, based on the remaining days in the four-year term, if his employment terminates prior to January 1, 2013.

        In April 2008, the Committee awarded a $75,000 cash bonus to Mr. Ho in recognition of the increased responsibilities associated with his promotion to President.

        In April 2008, the Committee awarded Ms. Sellers $50,000, and in January 2009, Mr. Ho was awarded $20,000 for their leadership and performance.

  Long-Term and Equity-based Compensation

        Long-term incentives are intended to encourage decision-making with the long-term interests of the Company in mind, to retain and reward management and to align the interests of shareholders and executives through the achievement of the Company's strategic business plan.

        Equity awards can be an important component of total compensation and reflect the Committee's strategy of balancing short and long-term incentives in structuring executive officer compensation and aligning the interest of the executives with those of shareholders.

        In accordance with the Company's equity compensation plans, the Committee may grant stock options, restricted stock awards or restricted stock units. However, it currently expects to award shares of restricted stock or restricted stock units to the extent, if any, it utilizes equity compensation as part of the overall compensation program.

        The amount of the long-term incentive grant awards is subjectively determined, taking into account position and job responsibilities, individual performance, Company performance, future potential contributions to the Company, internal pay parity, and market survey data. In addition, the Committee may review additional factors to determine the size, frequency and type of long-term incentive grants. These factors may include the tax consequences of the grants to the individual and the Company, accounting impact, potential dilutive effects, potential future stock values and the number of shares remaining available for issuance under the Company's equity incentive plans.

        As determined at the discretion of the Committee, the terms and conditions of awards under the 2004 Stock and Incentive Compensation Plan, including the amount, measurement, vesting and payment of such awards, may be conditioned upon certain performance measures. In the case of awards that are intended to comprise qualified performance-based compensation to covered employees under Section 162(m) of the Internal Revenue Code, the performance measures are limited to one or more, separately or in combination, of the following performance measures: (a) earnings per share (actual or targeted growth); (b) net income after capital charge (NIACC); (c) net income (before or after taxes); (d) return measures (including, but not limited to, return on average assets, risk-adjusted return on capital, or return on average equity); (e) efficiency ratio; (f) full-time equivalency control; (g) stock price (including, but not limited to, growth measures and total shareholder return); (h) noninterest income compared to net interest income ratio; (i) expense targets; (j) margins; (k) operating efficiency; (l) EVA® (economic value added); and (m) customer satisfaction. The performance measures may apply to the Company as a whole or any subsidiary, affiliate, or business unit of the Company.

        Restricted stock or restricted stock unit awards generally vest based on achievement of one or more performance goals, length of service or both. The discussion under "Grants of Plan-Based Awards" and the footnotes to the "Outstanding Equity Awards at Fiscal Year-End" table disclose the performance criteria that have been used for recent equity awards made to the named executive officers. These criteria include achievement of top quartile total shareholder return based on the Mid-Cap Bank Performance Index, Total Shareholder Return, Earnings Per Share growth, efficiency ratio, NIACC (as more fully defined in the Company's Annual Report on Form 10-K filed with the SEC on February 25, 2009), risk adjusted return on capital (RAROC), return on equity (ROE), direct expense, operating income growth, operating leverage, and credit loss management.

        Additional information regarding stock option and equity awards issued, and the criteria for performance based vesting, is provided in "Grants of Plan-Based Awards" and in the tables "Outstanding Equity Awards at Fiscal Year-End" and "Option Exercises and Stock Vested."

        In 2001, the Committee adopted stock ownership guidelines applicable to the executive officers. The objective of stock ownership guidelines is to align shareholder and management interests. Under the guidelines, the CEO should own Company stock having a market value equal to at least five times base salary, and the other named executive officers should own at least 2.5 times base salary. Stock ownership includes the value of vested stock options, stock units from qualified plans, and other stock held by the executive. The guidelines provide that executives comply with the stock ownership levels within three years of the date that they are hired or promoted to such position within the Company. At December 31, 2008, each named executive officer satisfied the stock ownership guidelines that pertain to them.

  Health, Welfare, Retirement, Perquisites and Other Compensation

        Executive officers are eligible to participate in health and insurance plans, retirement plans, and other benefits generally available to full-time employees. This is consistent with our belief in offering employees basic health, welfare and retirement benefits that are competitive in our markets. The retirement programs assist our employees in planning for their retirement income needs. Benefits under our qualified health, welfare and retirement plans are not directly tied to specific Company performance. The Committee regularly reviews the value of benefits from the retirement plans.

        Our employees who meet service requirements are eligible to participate in the Company-sponsored Retirement Savings Plan, a tax-qualified defined contribution pension plan.

        We believe that ongoing perquisites should be limited in scope and value. The most significant perquisites as defined by the SEC, relate to moving and relocation expenses.

Nonqualified Deferred Compensation Plans

        The Committee has adopted the Bank of Hawaii Corporation Executive Deferred Compensation Program (the "Deferred Compensation Program"), a program that offers senior management the ability to defer up to 80% of base salary and/or 100% of bonus amounts under the Executive Incentive Plan in order to allow executives to defer, along with the receipt of such bonus amounts, the income tax liability on such amounts (including any appreciation in value as a result of the deemed investment of such amounts) until payment. This program allows participants to manage their cash flow and estate planning needs. The Company also maintains the Bank of Hawaii Retirement Savings Excess Benefit Plan (the "Excess Benefit Plan"), a non-qualified supplemental retirement benefits plan that compensates participants for benefits that would otherwise be payable under the Company's Retirement Savings Plan but for certain Internal Revenue Code limitations. The Committee believes that this plan is important to ensure equitability in retirement funding amounts between those that fall below and above the IRC limitations. See the discussion under "Nonqualified Deferred Compensation" for additional information regarding the Deferred Compensation Program and the Excess Benefit Plan. Benefits under the Executive Deferred Compensation Program and the Retirement Savings Excess Benefit Plan are not directly tied to specific Company performance. The value of these programs is viewed independently by the Committee from the other pay elements. Gains from longer-term incentives are not included in the determination of nonqualified deferred compensation benefits. In 2008, Ms. Thompson deferred a portion of her 2007 award under the non-equity incentive plan.

Employment Agreements

        The Company does not provide employment agreements for any of the named executive officers. The Company believes in a policy of "at will" employment arrangements.

Change In Control

        The Committee believes that it is an important part of an executive's total compensation package to provide for protections in the event of a change in control of the Company. Change in control benefits play an important role in attracting and retaining valuable executives. The payment of such benefits ensures a smooth transition in management following a change in control by giving an executive the incentive to remain with the Company through the transition period, and, in the event the executive's employment is terminated as part of the transition, by compensating the executive with a degree of financial and personal security during a period in which he is likely to be unemployed.

        The Change in Control Retention Plan (the "Retention Plan"), provides benefits only in the event that a participant's employment is terminated by the Company without cause or by the participant for "good reason" within 24 months following a change in control. The Committee believes that this encourages executives to remain with the Company upon a change in control. The key provisions of the Retention Plan are:

  •
  Severance Benefit—a "two times base salary and bonus" payment which is payable in the month following termination of employment.

  •
  Payment for Noncompetition—an additional "one times base salary and bonus" payment that is payable only if the executive complies with the 12-month non-competition restrictions specified under the Retention Plan.

  •
  In addition to non-competition restrictions, the Retention Plan imposes non-disclosure, non-solicitation and non-disparagement restrictions on participants.

        Each of the named executive officers other than Mr. Landon participates in the Retention Plan. Mr. Landon has not entered into any other type of agreement in lieu of the Retention Plan.

        The terms of the Company's 2004 Stock and Incentive Plan provide for full acceleration of vesting of restricted stock and restricted stock units upon the occurrence of a change in control of the Company. We believe that it is generally appropriate to fully vest equity and incentive-based awards to employees in a change in control transaction because such a transaction may often cut short or reduce the employee's ability to realize value with respect to such awards. Similarly, the Executive Incentive Plan provides that bonus awards will, upon a change in control of the Company, be prorated as though the applicable performance period ended on the change in control date and will be calculated as an amount equal to two times a participant's bonus allocation for the prorated performance period.

Tax Considerations

        Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executive officers in excess of $1.0 million, but excludes "performance based compensation" from this limit. To maintain flexibility in compensating executive officers, the Compensation Committee does not require all compensation to be awarded in a tax deductible manner, but it is its intent to do so to the fullest extent possible and consistent with overall corporate goals. Some compensation payable to our executive officers may exceed the Section 162(m) deduction limit. Approximately $2 million of compensation paid during 2008 will not be deductible by the Company under Section 162(m). A portion of this amount relates to the vesting of restricted stock awarded in prior years that did not qualify as performance-based compensation. The amount does not correlate to the FAS 123R expense recognized in 2008 for financial statement reporting purposes.

        Section 409A of the Internal Revenue Code is a relatively new federal tax provision. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, the executive would be subject to adverse tax treatment, including accelerated income recognition (in the first year that benefits are no longer subject to a substantial risk of forfeiture) and a 20% penalty tax pursuant to Section 409A. The Internal Revenue Service extended the transition relief period for amending plans to comply with Section 409A through December 31, 2008. The Company has evaluated the impact of Section 409A on its compensation and benefits plans, programs and arrangements and modified them as necessary to comply with the new regulations.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Allan R. Landon	2008	750,001	—	1,025,844	—	600,000	—	89,235	2,465,080
Chairman of the	2007	750,001	—	1,198,019	—	600,000	—	84,554	2,632,574
Board, Chief Executive Officer	2006	750,001	—	779,075	—	650,000	—	95,683	2,274,759
Peter S. Ho	2008	581,732	1,345,000	591,496	—	480,000	808	84,702	3,083,738
President, Chief	2007	451,539	—	682,457	—	365,000	(861)	65,641	1,563,776
Banking Officer	2006	398,038	—	278,744	—	325,000	160	50,232	1,052,174
Kent T. Lucien	2008	245,057	—	146,203	8,764	160,000	—	873	560,897
Vice Chairman, Chief Financial Officer
Mary E. Sellers	2008	307,231	50,000	169,135	—	250,000	5,511	42,790	824,667
Vice Chairman, Chief Risk Officer
Shelley B. Thompson	2008	362,231	—	270,772	—	200,000	—	42,018	875,021
Vice Chairman, Chief Fiduciary Officer
Daniel C. Stevens	2008	157,846	—	11,825				586,049	755,720
Former Vice Chairman	2007	212,692	75,000	42,865	—	100,000	—	191,743	622,300
and Former Chief Financial Officer

(1)
Mr. Landon receives no fees or compensation for his services on the Board of Directors. Mr. Stevens, a former Vice Chairman and former Chief Financial Officer of the Company, resigned effective May 30, 2008, and therefore his compensation for 2008 relates to a partial year. See "Change In Control, Terminations and Other Arrangements" for more information. Mr. Lucien joined the Company in April 2008 and therefore his compensation relates to a partial year. Mr. Lucien's compensation includes $22,750 in director's fees earned while he was a non-management director of the Company.

(2)
Amounts in this column represent FAS 123R expense recognized in 2008, 2007 and 2006 for restricted share grants. Additional information regarding stock option and equity awards issued to the named executive officers is provided in the tables "Outstanding Equity Awards at Fiscal Year-End" and "Option Exercises and Stock Vested." The FAS 123R expense was based upon the fair market value of the stock on the date of the grant, and expensed over the requisite service period. The assumptions used in the valuation of restricted stock awards for 2008, 2007 and 2006 are included in Note 1 "Share-Based Compensation" to the financial statements contained in Item 8 of the Company's Annual Report on Form 10-K filed with the SEC on February 25, 2009. Due to Mr. Stevens' resignation from the Company, he forfeited 3,000 shares in restricted stock.

(3)
Amounts in this column relate to the options Mr. Lucien received as a Director in 2006.

(4)
All amounts reported under this column relate to awards paid under the Executive Incentive Plan for fiscal years 2008, 2007 and 2006.

(5)
Mr. Ho and Ms. Sellers are the only named executive officers who are participants under the Employees' Retirement Plan of Bank of Hawaii, which was frozen at the end of 1995.

(6)
This column includes retirement plan contributions, profit sharing and insurance premiums. This column also includes perquisites in 2008 for Mr. Ho, the value of which was $13,462. The total value of perquisites provided by or paid for by the Company was less than $10,000 for Messrs Landon, Lucien, and Stevens, and Mmes. Sellers and Thompson during 2008 and the value of any such perquisites is not included in this column for these executive officers.

        The following table provides additional information about the amounts that appear in the "All Other Compensation" amounts in the Summary Compensation Table for 2008, 2007 and 2006, respectively.

		Bank of Hawaii Retirement Savings Plan 401(k) Matching Contribution ($)(1)	Bank of Hawaii Value Sharing Contribution ($)(2)	Bank of Hawaii Excess Plan Value Sharing Contribution ($)(3)	Bank of Hawaii Retirement Savings Plan Company Fixed Contribution ($)(4)	Bank of Hawaii Excess Plan Company Fixed Contribution ($)(5)	Term Life Insurance ($)(6)	Relocation Expenses ($)(7)	Other Compensation ($)(8)	Total All Other Compensation ($)
Allan R. Landon	2008	—	6,920	33,699	6,900	33,600	8,116	—	—	89,235
	2007	—	6,139	32,062	6,750	35,250	4,353	—	—	84,554
	2006	—	6,802	39,578	6,600	38,400	4,303	—	—	95,683
Peter S. Ho	2008	9,200	6,920	23,822	6,900	23,752	646	—	13,462	84,702
	2007	9,000	6,139	15,050	6,750	16,546	501	—	11,655	65,641
	2006	8,800	6,802	14,008	6,600	13,591	431	—	—	50,232
Kent T. Lucien	2008	—	—	—	—	—	873	—	—	873
Mary E. Sellers	2008	9,200	6,920	9,545	6,900	9,517	708	—	—	42,790
Shelley B. Thompson	2008	9,200	6,920	8,311	6,900	8,287	2,400	—	—	42,018
Daniel C. Stevens	2008	886	—	—	—		379	84,784	500,000	586,049
	2007	—	—	—	—	—	607	157,718	33,418	191,743
	2006	—	—	—	—	—	—	—	—	—

(1)
This column represents the Company match of an individual's salary deferral contributions to the Retirement Savings Plan, a qualified defined contribution pension plan, subject to the Internal Revenue Code prescribed limit (which in 2008 was limited to $230,000 of eligible compensation), and is available to all eligible employees. The Company makes a matching contribution of $1.25 for each dollar of employee contribution up to 2% of eligible compensation, and a $0.50 matching contribution for every dollar of employee contribution above 2% and up to 5% of eligible compensation.

(2)
For 2008, the total profit-sharing contribution, or "Value Sharing Contribution," to the Retirement Savings Plan (columns 2 and 3 above) equaled 3.01% of eligible compensation. This column represents the cash value portion, which was $1,227 in 2008, of the contribution based upon a formula using 80% of the Social Security wage maximum and is available to all eligible employees. The Social Security wage maximum was $102,000 in 2008. This column also includes the non-cash portion paid into the Retirement Savings Plan of the value sharing contribution, which was $5,693 in 2008. These payments are based on amounts in excess of the Social Security related limit previously described, but less than the Internal Revenue Code prescribed limit (which in 2008 was limited to $230,000, of eligible compensation) and is available to all eligible employees.

(3)
For 2008, the total Value Sharing Contribution to the Retirement Savings Plan equaled 3.01%, of eligible compensation. This column represents the non-cash portion paid into the Excess Plan of the value sharing contribution in excess of the Internal Revenue Code prescribed limit and is available to all eligible employees.

(4)
For 2008, the Company Fixed Contribution to the Retirement Savings Plan equaled 3%, of eligible compensation, subject to the same Internal Revenue Code prescribed limits, and is available to all eligible employees.

(5)
For 2008, the Company Fixed Contribution to the Retirement Savings Plan equaled 3%, of eligible compensation. This column represents the Company Fixed Contribution in excess of the Internal Revenue Code prescribed limits that is paid into the Excess Plan, and is available to all eligible employees.

(6)
This column includes insurance premiums paid by the Company.

(7)
This column includes relocation expenses and moving allowances for Mr. Stevens in 2008 and 2007.

(8)
For 2008, this column includes the value of perquisites for Mr. Ho. These include club membership dues, car services, parking, home security, spouse travel, and taxes paid by the Company. Mr. Stevens received a lump sum separation payment of $500,000 following his resignation from the Company. See section "Change In Control, Termination and Other Arrangements" of this report for further description of this payment.

NONQUALIFIED DEFERRED COMPENSATION

Executive Deferred Compensation Program

        The Company's Deferred Compensation Program is a nonqualified deferred compensation plan that allows senior management (including the named executive officers) to defer up to 80% of their base salary earned for a specified year through the Executive Base Salary Deferral Plan (the "Salary Deferral Plan"), and to defer up to 100% of bonus payments under the Executive Incentive Plan. In 2008, Ms. Thompson deferred amounts under the Executive Deferred Compensation Program.

        A participant is always 100% vested in his or her deferred amounts. Deferred amounts under the Deferred Compensation Program are subject to adjustment for appreciation or depreciation in value based on hypothetical investments in one or more investment funds or vehicles permitted by the Compensation Committee and chosen by the participant. A participant's deferred amounts are generally payable beginning on the earliest to occur of (a) a specified time chosen by the participant, or if none, the date that is six months following a separation from service, (b) the participant's death, (c) the participant's disability or (d) an "unforeseeable emergency" (generally, a severe financial hardship resulting from the illness of the participant or his or her spouse or dependent, or other extraordinary and unforeseeable circumstances arising from events beyond the control of the participant). Distributions in the event of an unforeseeable emergency are subject to restrictions and are limited to an amount that is reasonably necessary to satisfy the emergency need. For distributions upon a separation from service or at a specified time chosen by a participant, the participant may choose to receive deferred amounts as a lump sum cash payment or in annual installments over a period not to exceed five years. The amount of each installment will be calculated using the "declining balance method", under which each installment payment is determined by dividing a participant's aggregate unpaid balance by the remaining years in the payment period. For distributions on all other events, payment will be made as a cash lump sum.

        Bank of Hawaii's obligations with respect to deferred amounts under the Salary Deferral Plan and the Executive Incentive Plan are payable from its general assets, although the Company has established a rabbi trust to assist it in meeting its liabilities under the plans. The assets of the trust are at all times subject to the claims of the Company's general creditors.

Retirement Savings Excess Benefit Plan

        The Excess Benefit Plan is a non-qualified supplemental retirement benefits plan that compensates participants for the amount of benefits that would otherwise be payable under the Company's Retirement Savings Plan but for limitations under Internal Revenue Code Sections 415 and 401(a)(17) as to the amount of annual contributions to, and annual benefits payable under, the Retirement Savings Plan. A participant's accrued benefits under the Excess Benefit Plan are hypothetically invested in one or more Pacific Capital Funds permitted by the Committee and chosen by the participant, and are adjusted for appreciation or depreciation in value attributable to such hypothetical investments.

        For an individual who first becomes a participant in the Excess Benefit Plan after May 19, 2006, the plan provides that benefits are payable upon a separation from service according to a distribution schedule that is determined by reference to the total amount accrued for the individual under the plan. A participant with:

  •
  $100,000 or less in deferred amounts will receive a lump sum payment six months after separation from service;

  •
  more than $100,000 but no more than $300,000 in deferred amounts will receive distributions in two installments;

  •
  more than $300,000 but no more than $500,000 in deferred amounts will receive distributions in three installments; and,

  •
  more than $500,000 in deferred amounts will receive distributions in five installments

        In each case, the first installment will be paid on the first day of the seventh month following separation from service and subsequent installments will be paid in each subsequent January. An individual who first became a participant in the Excess Benefit Plan on or prior to May 19, 2006 will receive benefits upon the participant's separation from service and may have elected to be paid (a) according to the distribution schedule applicable to individuals who become participants after May 19, 2006, (b) in a lump sum on the first day of the seventh month following separation from service, or (c) in annual installments (not to exceed five) commencing on the first day of the seventh month following separation from service or commencing on an anniversary of the participant's separation from service (not later than the fifth anniversary). The amount of each installment will be calculated using the declining balance method. If a participant dies prior to the full distribution of his or her deferred amounts, however, any unpaid amounts remaining will be distributed in a lump sum.

        The Company's obligations under the Excess Benefit Plan are payable from its general assets, although the Company has established a rabbi trust to assist it in meeting its liabilities under the Plan. The assets of the trust are at all times subject to the claims of the Company's general creditors.

        The Company has reviewed the impact of Internal Revenue Code Section 409A on the terms of its nonqualified deferred compensation plans and has amended them as necessary to ensure compliance with Section 409A. See the discussion under "Tax Considerations."

        Set forth below is information regarding the amounts deferred by or for the benefit of the named executive officers in 2008.

Name	Executive Contributions In Last Fiscal Year ($)(1)	Registrant Contributions In Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals or Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Allan R. Landon	—	67,299	7,026	—	330,658
Peter S. Ho	—	47,574	(12,392)	—	104,286
Kent T. Lucien	—	—	—	—	—
Mary E. Sellers	—	19,062	626	—	32,414
Shelley B. Thompson	16,000	16,598	(6,704)	—	40,941
Daniel C. Stevens	—	—	—	—	—

(1)
During 2008, Ms. Thompson deferred $16,000 under the Executive Incentive Plan. The table below shows the funds available under the Executive Deferred Compensation Program and their annual rate of return for the calendar year ended December 31, 2008, as reported by the administrator of the Executive Deferred Compensation Program.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
Vanguard Prime Money Market Fund	2.77%	Vanguard 500 Index Fund	-37.02%
Vanguard Short-Term Federal Fund	7.04%	Vanguard Growth Equity Fund	-47.86%
Vanguard Target Retirement Income Fund	-10.93%	Vanguard Mid-Cap Index Fund	-41.82%
Vanguard Target Retirement 2005 Fund	-15.82%	Vanguard Windsor Fund	-41.10%
Vanguard Target Retirement 2010 Fund	-20.67%	Vanguard International Growth	-44.94%
Vanguard Target Retirement 2015 Fund	-24.06%	Pacific Capital Growth & Income Fund	-36.39%
Vanguard Target Retirement 2020 Fund	-27.04%	Pacific Capital Growth Stock Fund	-34.85%
Vanguard Target Retirement 2025 Fund	-30.05%	Pacific Capital HG Core Fixed Income Fund	4.81%
Vanguard Target Retirement 2030 Fund	-32.91%	Pacific Capital HG Short Inter. Fixed Income Fund	5.82%
Vanguard Target Retirement 2035 Fund	-34.66%	Pacific Capital International Stock Fund	-47.46%
Vanguard Target Retirement 2040 Fund	-34.53%	Pacific Capital Mid-Cap Stock Fund	-42.45%
Vanguard Target Retirement 2045 Fund	-34.56%	Pacific Capital New Asia Growth Fund	-42.17%
Vanguard Target Retirement 2050 Fund	-34.62%	Pacific Capital Small Cap Fund	-38.70%
Vanguard Wellington Fund	-22.30%	Pacific Capital Value Fund	-34.97%

(2)
These amounts represent Excess Plan Company contributions for fiscal year 2008 which were paid in 2009 and accordingly are not included in the Aggregate Balance at Last Fiscal Year-End. See columns 3 and 5 of the "All Other Compensation Table" located in footnote 6 of the "Summary Compensation Table" for additional details. Mr. Lucien, who joined the Company in 2008, was not yet eligible to participate in the Retirement Savings Plan nor in the Excess Benefit Plan in 2008.

(3)
A portion of each amount listed in this column has been reported in the Summary Compensation Table for prior fiscal years. The amounts previously reported are as follows: Mr. Landon, $294,712 and Mr. Ho, $81,544.

GRANTS OF PLAN-BASED AWARDS

								All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Allan R. Landon	—	—	—	—	—	—	—	—	—	—	—
Peter S. Ho	—	—	—	—	—	—	—	—	—	—	—
Kent T. Lucien	4/25/08							2,555			138,737
	7/25/08	—	—	—	—	—	—	7,500		—	349,275
Mary E. Sellers	4/24/08	—	—	—	—	—	—	7,500	—	—	403,050
Shelley B. Thompson	—	—	—	—	—	—	—	—	—	—	—
Daniel C. Stevens	—	—	—	—	—	—	—	—	—	—	—

(1)
For a description of these awards, see section "Compensation Discussion and Analysis—Performance based variable compensation

        In 2008, the Company granted restricted shares of the Company's common stock to Mr. Lucien and Ms. Sellers.

        In April 2008, Mr. Lucien received a grant of 2,555 restricted shares, which vest on January 30, 2009 and on April 30, 2009 with respect to 7 shares per day providing Mr. Lucien remains employed by the Company and subject to the achievement by the Company of positive net income. The terms of Mr. Lucien's grant also provide that, on any date that a tranche of restricted shares is scheduled to vest, if the Company has achieved positive net income and at least one of the following two performance objectives for the fiscal period: (1) the Company's Total Shareholder Return ("TSR") either exceeds 10% or falls within the top quartile of the Mid-Cap Bank Performance Index, or (2) the Company's earnings per share ("EPS") for any fiscal period increases by 8% or more over the Company's EPS for the same period in the prior fiscal year, the number of shares that will vest will be 10.5 shares per day. On January 30, 2009, Mr. Lucien became vested in 1,750 shares under this grant.

        In July 2008 Mr. Lucien received a grant of 7,500 restricted shares which vest according to the following schedule providing Mr. Lucien remains an employee and the Company achieves positive net income for the immediately preceding fiscal period: a) on January 30, 2010 with respect to 1,875 of the shares (providing the Company achieves positive net income for the period from April 1, 2009 through December 31, 2009), b) on the last business day of January in each of 2011 and 2012 with respect to 2,500 of the restricted shares, and c) on April 30, 2012 with respect to 625 of the restricted shares. In each period, an additional 50% of the shares will vest provided that the Company has met at least one of the following two performance objectives for the fiscal period: (1) the Company's TSR either exceeds 10% or falls within the top quartile of the Mid-Cap Bank Performance Index, or (2) the Company's EPS for any fiscal period increases by 8% or more over the Company's EPS for the same period in the prior fiscal year.

        In April 2008 Ms. Sellers received a grant of 7,500 restricted shares which vest according to the following schedule providing Ms. Sellers remains an employee and the Company achieves positive net income for the immediately preceding fiscal period: a) on January 30, 2009 with respect to 1,245 of the shares (providing the Company achieves positive net income for the period from April 1, 2008 through December 31, 2008), b) on the last business day of January in each of 2010, 2011 and 2012 with respect to 1,875 of the restricted shares, and c) on April 30, 2012 with respect to 630 of the restricted shares. In each period, an additional 50% of the shares will vest provided that the Company has met at least one of the following two performance objectives for the fiscal period: (1) the Company's TSR either exceeds 10% or falls within the top quartile of the Mid-Cap Bank Performance Index, or (2) the Company's EPS for any fiscal period increases by 8% or more over the Company's EPS for the same period in the prior fiscal year. On January 30, 2009, Ms. Sellers became vested in 1,245 shares under this grant.

        Notwithstanding the general vesting schedules applicable to Mr. Lucien's and Ms. Sellers' restricted share grants, all restrictions with respect to such shares will lapse upon the earliest to occur of a change in control of the Company, the recipient's death or the termination of the recipient's employment due to disability.

        See the "Outstanding Equity Awards at Fiscal Year-End" and "Option Exercises and Stock Vested" tables for grants reported in prior years, some of which may have restricted stock awards subject to performance vesting in which the performance criteria for vesting was or will be established subsequent to the grant date.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Allan R. Landon(3)	110,638	—	—	18.80	3/22/11	—	—	—	—
	61,600	—	—	27.01	3/22/12	—	—	—	—
	70,000	—	—	29.92	2/20/13	—	—	—	—
	—	—	—	—	—	—	—	41,017	1,852,738
Peter S. Ho(4)	2,916	—	—	27.01	3/22/12	—	—	—	—
	54,919	—	—	50.72	12/16/15	3,750	169,388	7,670	346,454
	—	—	—	—	—	—	—	21,000	948,570
Kent T. Lucien(5)	1,461	730	—	54.31	4/28/16	483	21,817	—	—
	—	—	—	—	—	982	44,357	—	—
	—	—	—	—	—	—	—	2,555	115,409
	—	—	—	—	—	—	—	7,500	338,775
Mary E. Sellers(6)	1,500	—	—	13.5625	11/3/10	—	—	—	—
	3,000	—	—	18.80	3/22/11	—	—	—	—
	4,000	—	—	27.01	3/22/12	—	—	—	—
	9,500	—	—	32.89	4/28/13	—	—	—	—
	21,490	—	—	50.72	12/16/15	—	—	818	36,949
	—	—	—	—	—	5,662	255,753	—	—
	—	—	—	—	—			7,500	338,775
Shelley B. Thompson(7)	7,163	—	—	50.72	12/16/15	—	—	409	18,475
	—	—	—	—	—	2,831	127,876	—	—
	—	—	—	—	—	—	—	12,000	542,040

(1)
All employee options were vested on December 21, 2005, when the Company elected to accelerate the vesting due to a change in accounting rules that went into effect on January 1, 2006. Mr. Lucien's options were granted under the Director Stock Plan in 2006; these options vest one-third each year on the anniversary date.

(2)
The amounts in these columns are based on the closing stock price of Bank of Hawaii's common stock on December 31, 2008 of $45.17. As of February 27, 2009, the closing price of Bank of Hawaii's common stock was $32.04 per share, reducing the value of the unearned restricted stock awards to the following: Allan R. Landon, 24,547 shares, $786,486; Peter S. Ho, 32,420 shares, $1,038,737; Kent T. Lucien, 9,770 shares, $313,031; Mary E. Sellers, 12,735 shares, $408,029; and Shelley B. Thompson, 15,240 shares, $488,290.

(3)
In December 2003, Mr. Landon received 75,000 restricted shares in recognition of his appointment as President. Of the 75,000 restricted shares, 35,000 were performance-based vesting, and 40,000 were service-based with 10,000 shares vesting each year beginning on March 31, 2005. All of the performance-based restricted stock from this award has vested and on March 31, 2008 the remaining 10,000 service-based shares vested. In May 2004, Mr. Landon received 75,000 restricted shares in recognition of his appointment as Chief Operating Officer. Of the 75,000 restricted shares, 40,000 were performance-based vesting, and 35,000 were service-based restricted shares, with 8,750 vesting each year beginning on March 31, 2005. All of the performance-based restricted stock from this award has vested and on March 31, 2008 the remaining 8,750 service-based shares vested. In August 2007, Mr. Landon received 49,320 restricted shares, which vest each January through 2010 (with final vesting on October 29, 2010) with respect to 45 shares per day providing Mr. Landon remains employed by the Company and subject to the achievement by the Company of positive net income for the relevant period. The terms of Mr. Landon's grant also provides that, on any date that a tranche of restricted shares is scheduled to vest, if the Company has achieved positive net income and at least one of the following two performance objectives for the fiscal period: (1) the Company's TSR either exceeds 10% or falls within the top quartile of the Mid-Cap Bank Performance Index, or (2) the Company's EPS for any fiscal period increases by 8% or more over the Company's EPS for the same period in the prior fiscal year, the number of shares that will vest will be 67.5 shares per day. On January 31, 2008, Mr. Landon became vested in 8,303 shares as the Company met the TSR objective. On January 30, 2009, Mr. Landon became vested in 16,470 shares.

(4)
In December 2005, Mr. Ho was awarded 26,500 restricted shares. Of these shares, 15,250 were service-based and vest according to the following schedule: 2,000 shares vested on December 16, 2006, 3,875 shares vested on December 17, 2007, 5,625 shares vested on December 16, 2008, and 3,750 shares vest on December 16, 2009. 11,250 were performance-based vesting. Of these 11,250 shares, 683 vested in 2007 and 2,897 vested in 2008. The remaining 7,670 shares will vest or be forfeited based on performance. In August 2007, Mr. Ho received 30,000 restricted shares, which vest each March through 2012 with respect to 6,000 shares per year providing Mr. Ho remains employed by the Company and subject to the achievement by the Company of positive net income for the relevant period. The terms of Mr. Ho's grant also provide that, on any date that a tranche of restricted shares is scheduled to vest, if the Company has achieved positive net income and at least one of the following two performance objectives for the fiscal period: (1) the Company's TSR either exceeds 10% or falls within the top quartile of the Mid-Cap Bank

  Performance Index, or (2) the Company's EPS for any fiscal period increases by 8% or more over the Company's EPS for the same period in the prior fiscal year, the number of shares that will vest will be 9,000 shares per year. On March 3, 2008, Mr. Ho became vested in 9,000 shares as the Company met the TSR objective.

(5)
On April 28, 2006, prior to his appointment as Vice Chairman and CFO of the Company, Mr. Lucien was awarded 2,191 stock options under the Director Stock Plan. One-third of these options vest each year on the anniversary of the grant date. Also as a non-management director Mr. Lucien received a grant of 483 serviced-based restricted shares on April 28, 2006 and 982 service-based restricted shares on April 27, 2007 under the Director Stock Plan. These shares become fully vested on the third anniversary after grant date provided he remains on the Board of the Company. See "Grants of Plan-Based Awards" above for a discussion of the restricted share grants made to Mr. Lucien in 2008 after his appointment as Vice Chairman and CFO of the Company.

(6)
In April 2003, Ms. Sellers was awarded 10,000 serviced-based restricted shares that vested 10% per year (1,000 shares per year) with additional vesting (up to a maximum of 2,500 total shares per year) if certain efficiency ratio and stock performance objectives were met. In January of 2008, the remaining 2,000 shares under this grant vested. In December 2005, Ms. Sellers was awarded 4,500 restricted shares. Of these shares, 3,000 were service-based and vest according to the following schedule: 750 shares vested on December 16, 2006, 1,500 shares vested on December 17, 2007, and 750 shares vested on December 16, 2008. The remaining 1,500 shares were performance-based vesting and 273 of these shares vested on February 28, 2007 and 409 shares vested on February 29, 2008. The remaining 818 shares will vest or be forfeited based on performance. Ms. Sellers received a grant of 7,550 restricted shares on February 14, 2007. Under the terms of this grant, Ms. Sellers is eligible to become vested in up to 1,888 shares (25% of her total grant) in any one calendar year. Ms. Sellers becomes vested as to 1,133 shares on the last day of February in each of 2008, 2009, 2010, 2011, 2012, 2013, and up to 755 shares on October 31, 2013, provided that on each vesting date she remains an employee of the Company. Ms. Sellers will become vested in the following additional shares on each such vesting date (other than October 31, 2013) provided that the Company meets at least one of the following two performance objectives with respect to the calendar year ending immediately before such vesting date: (1) 755 shares if the Company's TSR either exceeds 10% or the Company's performance falls within the top quartile of the bank index approved by the Compensation Committee, or (2) 377 shares if the Company's EPS increases by 8% or more over the EPS for the prior calendar year. In 2008, Ms. Sellers became vested in 1,888 shares under this grant as the Company met the TSR objective. See "Grants of Plan-Based Awards" above for a discussion of the restricted share grant made to Ms. Sellers in 2008.

(7)
In November 2005, Ms. Thompson received 5,000 service-based restricted shares. Of these shares, 2,500 vested on November 19, 2007 and 2,500 vested on November 18, 2008. In December 2005, Ms. Thompson was awarded 1,500 restricted shares. Of these shares, 750 were service-based and vest according to the following schedule: 375 shares vested on December 17, 2007, and 375 shares vested on December 16, 2008. The remaining 750 shares were performance-based vesting and 137 of these shares vested on February 28, 2007 and 204 shares vested on February 29, 2008. The remaining 409 shares will vest or be forfeited based on performance. Ms. Thompson received a grant of 3,775 restricted shares on February 14, 2007. Under the terms of this grant, Ms. Thompson is eligible to become vested in up to 944 shares (25% of her total grant) in any one calendar year. Ms. Thompson becomes vested as to 566 shares on the last day of February in each of 2008, 2009, 2010, 2011, 2012 and 2013 and up to an additional 378 shares on October 31, 2013, provided that on each vesting date she remains an employee of the Company. Ms. Thompson will become vested in the following additional shares on each such vesting date (other than October 31, 2013) provided that the Company meets at least one of the following two performance objectives with respect to the calendar year ending immediately before such vesting date: (1) 378 shares if the Company's TSR either exceeds 10% or the Company's performance falls within the top quartile of the bank index approved by the Compensation Committee, or (2) 189 shares if the Company's EPS increases by 8% or more over the EPS for the prior calendar year. In 2008 Ms. Thompson became vested in 944 shares under this grant as the Company met the TSR objective. In October 2007, Ms. Thompson received 12,000 restricted shares, which vest each March beginning in March 2009 through 2011 with respect to 4,000 shares per year providing Ms. Thompson remains employed by the Company and subject to the achievement by the Company of positive net income for the relevant period. The terms of Ms. Thompson's grant also provide that, on any date that a tranche of restricted shares is scheduled to vest, if the Company has achieved positive net income and at least one of the following two performance objectives for the fiscal period: (1) the Company's TSR either exceeds 10% or falls within the top quartile of the Mid-Cap Bank Performance Index, or (2) the Company's EPS for any fiscal period increases by 8% or more over the Company's EPS for the same period in the prior fiscal year, the number of shares that will vest will be 6,000 shares per year.

        The following table includes values realized for stock options exercised, the vesting of restricted stock, and the payouts on performance-based restricted stock units. For further information on the vesting criteria for these restricted stock awards see the table "Outstanding Equity Awards At Fiscal Year-End."

OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Allan R. Landon(1)	0	0	27,053	$1,346,642
Peter S. Ho(2)	0	0	17,522	$808,871
Kent T. Lucien	0	0	0	0
Mary E. Sellers(3)	0	0	5,047	$239,567
Shelley B. Thompson(4)	0	0	4,023	$176,229
Daniel C. Stevens(5)	0	0	1,000	$48,020

(1)
Shares acquired during 2008 were comprised of 10,000 service-based shares from the December 2003 grant, and 8,750 service-based shares from the May 2004 grant. These shares vested on March 31, 2008 when the fair market value of the Company's stock was $49.56. Shares acquired during 2008 also include 8,303 performance-based shares from the August 2007 grant which vested on January 31, 2008 when the fair market value of the Company's stock was $50.27.

(2)
Shares acquired during 2008 were comprised of 5,625 service-based shares from the December 2005 grant which vested on December 16, 2008 when the fair market value of the Company's stock was $42.54. Shares acquired during 2008 also include 2,897 performance-based shares from the December 2005 grant which vested on February 29, 2008 when the fair market value of the Company's stock was $48.02. Also acquired during 2008 were 9,000 performance-based shares from the August 2007 grant which vested on March 3, 2008 when the fair market value of the Company's stock was $47.83.

(3)
Shares acquired during 2008 were comprised of 2,000 service-based shares from the April 2003 grant which vested on January 30, 2008 when the fair market value of the Company's stock was $48.68. Shares acquired during 2008 also include 750 service-based shares from the December 2005 grant which vested on December 16, 2008 when the fair market value of the Company's stock was $42.54. Also acquired during 2008 were 409 performance-based shares from the December 2005 grant and 1,888 serviced-based shares from the February 2007 grant, all of which vested on February 29, 2008 when the fair market value of the Company's stock was $48.02.

(4)
Shares acquired during 2008 were comprised of 2,500 serviced based shares from the November 2005 grant which vested on November 18, 2008 when the fair market value of the Company's stock was $42.06. Shares acquired during 2008 also include 375 serviced-based shares from the December 2005 grant which vested on December 16, 2008 when the fair market value of the Company's stock was $42.54. Also acquired during 2008 were 204 performance-based shares from the December 2005 grant and 944 serviced-based shares from the February 2007 grant, all of which vested on February 29, 2008 when the fair market value of the Company's stock was $48.02.

(5)
Shares acquired during 2008 were comprised of 1,000 performance-based shares from the May 2007 grant which vested on February 29, 2008 when the fair market value of the Company's stock was $48.02.

Equity Compensation Plan Information

        The following table contains information with respect to all of the Company's compensation plans (including individual compensation arrangements) under which securities are authorized for issuance as of December 31, 2008.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights A	Weighted-average exercise price of outstanding options, warrants and rights B	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(A)) C
Equity compensation plans approved by security holders	1,412,760	$32.42	1,149,249

PENSION BENEFITS

        The Employees' Retirement Plan of Bank of Hawaii (the "Retirement Plan") provides retirement benefits for eligible employees based on the employee's years of service and average annual salary during the 60 consecutive months resulting in the highest average (excluding overtime, incentive plan payouts, and discretionary bonuses). The Retirement Plan was frozen as of December 31, 1995, except that for the five-year period commencing January 1, 1996, benefits for certain eligible participants were increased in proportion to the increase in the participant's average annual salary. As of December 31, 2000, the benefits under the Retirement Plan were completely frozen and not subject to increase for any additional years of service or increase in average annual salary. Peter S. Ho and Mary E. Sellers are the only named executive officers who are participants in the Retirement Plan. A summary of their benefits are listed below:

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Peter S. Ho	Employees' Retirement Plan of Bank of Hawaii	2	$3,923	0
Mary E. Sellers	Employees' Retirement Plan of Bank of Hawaii	7	$32,504	0

CHANGE IN CONTROL, TERMINATION AND OTHER ARRANGEMENTS

        Bank of Hawaii's Change in Control Retention Plan (the "Retention Plan") provides a participant with benefits in the event that the participant's employment is terminated by the Company without cause or by the participant for "good reason" within 24 months following a change in control of the Company. All of the named executive officers except Mr. Landon are participants in the Retention Plan. Two levels of benefits are payable to participants in the Retention Plan, with executives holding the position of Vice Chairman or above being eligible for the higher tier of benefits. Each of the named executive officers other than Mr. Landon is eligible for the higher tier of benefits (described in the table below). In consideration of the benefits payable under the Retention Plan, participants are, for 12 months following termination of employment, subject to non-disclosure, non-competition (generally with respect to any other financial institution doing business in Hawaii), non-solicitation of business and employees, and non-disparagement restrictions.

        Under the Retention Plan, a "change in control" will be deemed to have occurred if:

  •
  any person or group becomes the beneficial owner of 25% or more of the combined voting power of the Company's securities that are entitled to vote for the election of directors;

  •
  a reorganization, merger or consolidation of the Company or the sale of substantially all of its assets occurs (excluding a transaction in which beneficial owners of the Company immediately prior to the transaction continue to own more than 60% of the total outstanding stock of the resulting entity and of the combined voting power of the entity's securities that are entitled to vote for the election of directors); or

  •
  individuals who constituted the Board of Directors as of April 30, 2004 cease to constitute a majority of the Board, including as a result of actual or threatened election contests or through consents by or on behalf of a party of other than the Board (but disregarding directors whose nomination or election was approved by at least a majority of the directors as of April 30, 2004 or other directors approved by them).

        A participant is deemed to have "good reason" if one or more the following occur after a change in control without the participant's written consent:

  •
  a material reduction in the participant's base salary, authority, duties or responsibilities, or in the budget over which the participant has authority;

  •
  a material reduction in the authority, duties or responsibilities of the participant's supervisor;

  •
  the participant is required to relocate to a different Hawaiian Island for employment or to a place more than 50 miles from the participant's base of employment immediately prior to the change in control; or

  •
  any other action or inaction that constitutes a material breach by the Company of the Retention Plan or the participant's employment agreement.

        The terms of the Company's 2004 Stock and Incentive Plan provide for full acceleration of vesting of restricted stock and restricted stock units upon the occurrence of a change in control of the Company. Similarly, the Executive Incentive Plan provides that bonus awards will, upon a change in control of the Company, be prorated as though the applicable performance period ended on the change in control date, and will be calculated as an amount equal to two times a participant's bonus allocation for the prorated performance period.

        The table below sets forth the benefits that would have been payable to each of the named executive officers had a qualifying termination occurred under the terms of the Retention Plan or plans with change in control provisions on December 31, 2008.

	Base Salary and Bonus Payment (1)	Executive Incentive Plan Payment (2)	Health Benefits (3)	Outplacement (4)	Relocation Payment (5)	Acceleration of Restricted Stock (6)	Non- competition Payment (7)	Tax Gross Up (8)	Total
Allan R. Landon(9)	$0	$1,500,000	$0	$0	$0	$1,108,788	$0	$0	$2,608,788
Peter S. Ho	2,250,000	1,000,000	38,787	20,480	150,000	1,464,411	1,125,000	1,522,489	7,571,167
Kent T. Lucien	1,139,000	306,000	13,408	20,480	150,000	441,311	569,500	950,564	3,590,263
Mary E. Sellers	1,038,500	418,500	14,846	20,480	150,000	575,240	519,250	755,569	3,492,385
Shelley B. Thompson	1,222,750	492,750	12,935	20,480	150,000	507,711	611,375	816,648	3,834,649

(1)
Under the Retention Plan, participants who hold the position of Vice Chairman or above would be entitled to the sum of (a) two times the participant's highest annual base salary in the three fiscal years preceding termination of employment (the "Highest Base Salary"), and (b) two times the product of the participant's annual bonus target percentage under the Executive Incentive Plan in the year of termination and the participant's Highest Base Salary. Amounts would be payable in a lump sum in the month following termination.

(2)
The Executive Incentive Plan provides that upon a change in control of the Company, a participant who would otherwise be entitled to a final award for a performance period ending after the date of the change in control will be entitled to an amount equal to two times the participant's annual bonus target percentage under the plan (calculated based on the participant's annualized salary), pro-rated to the number of months elapsed in the applicable performance period. The final award would be paid within ten days after the end of the shortened performance period.

(3)
In lieu of Company-paid health benefits, Retention Plan participants who hold the position of Vice Chairman or above would be entitled to an amount equal to three times the cost of annual COBRA premiums for the medical, dental and vision plan coverage that was provided to the participant immediately prior to termination (or coverage provided to employees generally if the participant was not covered by the Company's health plans prior to termination). Amounts would be payable in a lump sum in the month following termination.

(4)
Under the Retention Plan, participants who hold the position of Vice Chairman or above would be entitled to reimbursement for outplacement expenses not to exceed $20,000 (adjusted for inflation after 2007).

(5)
For participants who hold the position of Vice Chairman or above, the Retention Plan provides for reimbursement of reasonable moving expenses incurred by the participant within 24 months following a qualifying termination (to the extent not reimbursed by another employer), as well as a gross-up payment as necessary for income taxes owing on such reimbursement. The maximum reimbursement for real estate transaction expenses shall not exceed $100,000 and the maximum reimbursement for all other reasonable moving expenses shall not exceed $50,000.

(6)
Under the 2004 Stock and Incentive Compensation Plan, a change in control would accelerate the lapsing of restrictions applicable to any restricted stock granted under such plan.

(7)
Under the Retention Plan, a participant who holds the position of Vice Chairman or above is eligible to receive an amount equal to the sum of (a) one times the participant's Highest Base Salary, and (b) the product of the participant's annual bonus target percentage under the Executive Incentive Plan in the year of termination and the participant's Highest Base Salary, provided that the participant refrains from competing against the Company (generally with respect to any other financial institution doing business in Hawaii) for twelve months following the date of termination.

(8)
Under the Retention Plan, a participant who holds the position of Vice Chairman or above is generally entitled to a tax gross-up payment in the event that payments to the participant in connection with a change in control are deemed to be excess parachute payments subject to the excise tax under Internal Revenue Code Section 4999 (or any similar excise tax imposed by state or local law). However, if the total benefits payable to the participant upon a change in control (disregarding any tax gross-up payment) would be less than 110% of the maximum amount that the participant could receive without becoming subject to the above-described excise taxes (the "Maximum Amount"), then the total benefits payable to the participant shall instead be reduced to an amount that would not exceed the Maximum Amount, and no tax gross-up payment will be made to the participant.

(9)
Mr. Landon does not participate in the Retention Plan.

        The Company does not have employment agreements with its executives. However, the Committee has from time to time entered into retention agreements with certain of its executives as an incentive to the executives to stay with the Company for a specified period of time.

        In April 2008, the Company announced Daniel Stevens' intention to resign from the Company and on April 25, 2008, the Company and Mr. Stevens entered into an agreement under which Mr. Stevens would receive a cash payment of $500,000 and relocation support back to Kansas. Mr. Stevens completed his employment on May 30, 2008.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has ethics and business conduct policies and procedures to monitor and approve related person transactions, including procedures related to any loans the Company makes to executive officers and directors. The Company also conducts ethics training for its officers and directors. In accordance with applicable NYSE listing standards, each related party transaction is reviewed and evaluated by an appropriate group, generally the Audit Committee, to determine whether a particular relationship serves the best interest of the Company and its shareholders and whether the relationship should be continued. The Company also has adopted a Code of Business Conduct and Ethics ("Code") for all directors, officers and employees to address, among other topics, possible conflicts of interest, corporate opportunities, compliance responsibilities, and reporting and accountability. The Code stresses personal accountability. Directors, officers, or employees who become aware of conflicts of interest or are concerned that a conflict might develop are required to disclose the matter promptly.

        In accordance with the applicable NYSE listing standards and the Code, any material transactions or relationships involving a director or executive officer that could reasonably be expected to give rise to a conflict of interest must be approved or ratified by the Audit Committee and a list of those approvals and ratifications must be submitted semi-annually to the Board of Directors. The Audit Committee acts on approvals or ratifications based on the facts and circumstances of each case. In addition to self-reporting, information about potential conflicts of interest is obtained as part of the annual questionnaire process. In response to the annual Directors' and Officers' Questionnaire, each director and executive officer submits to the Corporate Secretary a description of any current or proposed related person transactions. These descriptions are presented to the Audit Committee for review and approval or ratification.

        The Company and its subsidiaries are also subject to extensive federal regulations regarding certain transactions, including banking regulations relating to the extension of credit by subsidiary banks to insiders, such as executive officers, directors and entities in which these individuals have specified control positions.

        During 2008, the Company and its banking, insurance, and investment subsidiaries engaged in transactions in the ordinary course of business with one or more of the Company's directors and executive officers, members of their immediate families, corporations and organizations of which one or more of them was a beneficial owner of 10% or more of a class of equity securities, certain of their associates and affiliates, and certain trusts and estates of which one or more of them was a trustee or beneficiary. All loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features.

        Mr. Takaki's affiliated company, Pacific Courier, Inc. ("PCI"), provides courier and armored car services among the branches for the Company. In 2008, the Company paid approximately $1.7 million in courier fees, and reimbursed airfreight costs of approximately $270,000, to PCI. PCI was selected to continue to provide courier and armored car services after a request for quote process conducted by the Company in February 2005. The Company has the right to terminate the services provided by PCI upon 30 days notice. In 2008, Island Movers, Inc. ("Island Movers"), another of Mr. Takaki's businesses, was contracted with to provide interstate moving services for Bank officers, including household furnishings and automobiles. The Company anticipates paying approximately $250,000 to $350,000 per year to Island Movers for moving and relocation services. Additionally in 2008, Mr. Takaki's parent company, HawkTree, purchased insurance services from the Company's affiliate, Bank of Hawaii Insurance Services, Inc. ("BOHIS"). BOHIS will provide property and casualty insurance services in conjunction with Hawk Tree's existing licensed insurance producer of record. For the services rendered, HawkTree will pay a total fee of $200,000 per year, from which BOHIS will receive $120,000. The above-mentioned transactions were made in the ordinary course of business and made on terms and conditions comparable to contracts with other customers not related to the Company. The Audit Committee ratified and approved the contracts with PCI, Island Movers and HawkTree.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The rules of the SEC require Bank of Hawaii to disclose late filings of reports of ownership (and changes in stock ownership) of Bank of Hawaii common stock by its directors and certain officers. To our knowledge, based on review of the copies of such reports received by Bank of Hawaii and the written representations of its directors and officers, the Company believes that all of its directors and officers complied timely with those filing requirements for 2008.

PROPOSAL 2: RATIFICATION OF SELECTION OF AN
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Ernst & Young LLP as the Company's independent registered public accounting firm for 2009. The Board recommends that the shareholders ratify this selection. Ernst & Young LLP has been the Company's independent registered public accounting firm since its incorporation in 1971. We expect representatives of Ernst & Young LLP to attend the annual meeting. Ernst & Young LLP has indicated that they will have no statement to make but will be available to respond to questions. If this Proposal does not pass, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOREGOING PROPOSAL

        The following table summarizes Ernst & Young LLP audit fees for 2008 and 2007.

Service	2008	2007
Audit Fees	$1,368,500	$1,225,500
Audit Related Fees	$155,000	$149,000
Tax Fees	$22,000	$37,800
All Other Fees	$13,000	$28,085
Total	$1,558,500	$1,440,385

Audit Fees

        The Audit Fees for 2008 and 2007 represent fees for professional services rendered for the audit of the Company's annual consolidated financial statements, statutory and subsidiary audits, reports on internal controls and the reviews of the Company's financial statements included in the quarterly reports on Form 10-Q and out-of-pocket expenses.

Audit Related Fees

        The Audit Related Fees for 2008 and 2007 include fees for benefit plan audits and other attestation reports.

Tax Fees

        The Tax Fees for 2008 and 2007 relate primarily to expatriate tax services and other tax advisory services.

All Other Fees

        The All Other Fees category for 2008 includes fees related to the review of certain corporate policies. The All Other Fees category for 2007 includes fees related to the review of certain corporate policies and for copyrighted and other professional on-line publication services provided by an affiliate of Ernst & Young LLP.

 PROPOSAL 3: COMPANY PROPOSAL REGARDING APPROVAL OF THE MATERIAL TERMS OF THE AMENDED PERFORMANCE MEASURES UNDER THE BANK OF HAWAII CORPORATION 2004 STOCK AND INCENTIVE COMPENSATION PLAN

        The Company is seeking approval of the performance measures that may be used in connection with the grant of certain awards under the Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan ("Stock Plan"). Specifically, the Company is asking shareholders to approve the material terms of the amended and restated performance measures under the Stock Plan. If approved, the Company will continue to be able to grant awards under the Stock Plan that are intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Board of Directors unanimously recommends that the shareholders vote "FOR" this proposal.

        Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly held corporation to certain executives (referred to as "covered employees") to the extent the amount paid to the covered employee exceeds $1 million for the taxable year. The Stock Plan has been designed to allow the grant of awards that are intended to qualify under an exception to the deduction limit of Section 162(m) for "performance-based compensation." Under the Stock Plan, the Compensation Committee is authorized to make the following types of awards: incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and stock-based awards. These awards may qualify as performance-based compensation if the granting, vesting and/or payment of the award are subject to the achievement of one or more of the performance measures.

        At the 2004 Annual Meeting, shareholders approved the Stock Plan, including the performance measures that could be used by the Compensation Committee with respect to granting awards intended to qualify as performance-based compensation. At its meeting on February 17, 2009, the Compensation Committee added performance measures available to it under the Stock Plan to include measures related to safety and soundness. Under Section 162(m), shareholders are required to approve the material terms of the performance measures so that the Compensation Committee can continue to grant awards that are intended to qualify as performance-based compensation.

        Under Section 162(m) of the Code, the material terms of the performance measures include provisions regarding eligibility, the types of awards that may be made, a description of the business criteria on which the performance measure is based, and the limits on the compensation that may be paid to an individual participant. Stock options and stock appreciation rights granted under the Stock Plan may also qualify as performance-based compensation under an exception to Section 162(m) of the Code that does not require shareholder approval. If the shareholders do not approve the material terms of the performance measures, all types of awards will continue to be available for grant under the Stock Plan; however, other than stock options and stock appreciation rights, none of the awards granted under the Stock Plan would be able to qualify as performance-based compensation under Section 162(m) and will result in the payment of additional taxes by the Company.

Proposed Performance Measures:

        As approved by the Compensation Committee, the granting, payment or vesting of an award to a covered employee that is intended to qualify as performance-based compensation to covered employees under Section 162(m) of the Code may be based upon any of the following performance measures:

  •
  Earnings per share (actual or targeted growth);

  •
  Net income (including, but not limited to, after capital costs or before or after taxes) or other income measures;

  •
  Return or profitability measures (including, but not limited to, return on average assets, risk-adjusted return on capital, or return on average equity);

  •
  Efficiency ratio (including, but not limited to, operating efficiency) or other efficiency measures;

  •
  Full-time equivalency control;

  •
  Stock price (including, but not limited to, growth measures or total shareholder return);

  •
  Revenues or expenses (including, but not limited to, growth or reduction targets);

  •
  Noninterest income compared to net interest income ratio;

  •
  Margins;

  •
  Asset quality (including, but not limited to, level of non-performing assets or loans);

  •
  Capital adequacy;

  •
  Liquidity;

  •
  Reserves (including, but not limited to, coverage ratios, allowance for loan losses, and reserves for unfunded commitments);

  •
  Regulatory compliance, regulatory ratings or examination results; and

  •
  Satisfaction levels (including, but not limited to, customer or employee satisfaction).

        The performance measures may apply to the Company as a whole or any subsidiary, affiliate, or business unit of the Company, or any combination thereof. Awards that are intended to qualify as performance-based compensation may not be adjusted upward. The Compensation Committee retains the discretion to adjust such awards downward.

        The Company is not seeking shareholder approval to increase the number of shares of Common Stock available for awards under the Stock Plan nor to make any other changes to the Stock Plan.

        The following description summarizes the material terms of the Stock Plan. The summary is qualified in its entirety by reference to the full text of the Stock Plan. Shareholders may request a free copy of the Stock Plan by writing to Bank of Hawaii Corporation, Corporate Secretary, 130 Merchant Street, Honolulu, Hawaii 96813.

Administration and Eligibility

        The Compensation Committee administers the Stock Plan. The Compensation Committee, in its discretion, determines the terms and conditions of all awards and grants, including the number, duration, grant date, grant or exercise price (which may not be less than 100% of the fair market value of Common Stock on the date of grant), vesting, form of payment, and other terms and conditions that are not inconsistent with the Stock Plan.

        The Compensation Committee may grant awards under the Stock Plan to any employee, including officers and other key employees, or independent contractors of the Company or any of its subsidiaries or affiliates. A director of the Company or any of its subsidiaries or affiliates, who is not otherwise employed by such an organization, is not eligible to participate in awards under the Stock Plan.

        The covered employees whose awards under the Stock Plan may be subject to the performance measures (with respect to amount, measurement, vesting, and/or payment of such awards) are the members of senior management and include the named executive officers listed in the Summary Compensation Table. Although Section 162(m) of the Code only limits deductibility for compensation paid to covered employees, the Compensation Committee may include the performance measures in the terms of awards granted to other members of senior management.

Limits on Awards

        Under the terms of the Stock Plan, the following annual grant limitations ("Annual Award Limits") apply to awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code:

  •
  the maximum aggregate number of shares that may be granted in the form of options pursuant to any award granted in any one calendar year to any one participant is 2,500,000 shares;

  •
  the maximum aggregate number of shares that may be granted in the form of SARs pursuant to any award granted in any one calendar year to any one participant is 2,500,000 shares;

  •
  the maximum aggregate grant with respect to awards of restricted stock and restricted stock units granted in any one calendar year to any one participant is 500,000 shares;

  •
  the maximum aggregate award of performance shares or performance units that a participant may receive in any one calendar year is 500,000 shares, or equal to the value of 500,000 shares determined as of the date of vesting or payout, as applicable;

  •
  the maximum aggregate amount awarded or credited with respect to cash-based awards to any one participant in any one calendar year is $10,000,000 determined as of the date of vesting or payout, as applicable; and

  •
  the maximum aggregate grant with respect to awards of other stock-based awards in any one calendar year to any one participant is 500,000 shares.

        In each case, the maximum aggregate number of shares or awards will be increased by the amount of the participant's unused applicable Annual Award Limit as of the close of the previous calendar year.

        The amount of shares or awards to be made in the future under the Stock Plan is not currently determinable.

Other Terms of the Stock Plan

        Stock Options.    Upon exercise of an option, the participant is entitled to purchase option shares at a specified exercise price. Options granted under the Stock Plan may be either an option intended to be an incentive stock option (an "ISO") within the meaning of Section 422 of the Code or a nonqualified stock option (a "NQSO"). ISOs may be granted only to employees.

        Stock Appreciation Rights ("SARs").    Upon exercise of a SAR, the participant is entitled to receive an amount based upon the appreciation in the Common Stock over the grant price. SARs may be granted either by themselves ("freestanding SARs") or in connection with options ("tandem SARs").

        Restricted Stock and Restricted Stock Units.    Restricted stock is a stock grant to a participant that generally remains nontransferable and subject to forfeiture until the satisfaction of specified conditions. Restricted stock units are similar to restricted stock except that no shares of Common Stock are actually awarded on the date of grant.

        Performance Shares and Performance Units.    A performance share is a hypothetical share unit with an initial value equal to the fair market value of a share of Common Stock as of the date of grant, and a performance unit is a unit of value with an initial value as of the date of grant as may be established by the Compensation Committee and provided under the award agreement. The performance shares and performance units are payable in cash, shares, or a combination of cash and shares as may be determined by the Compensation Committee and provided under the award agreement.

        Cash-Based Awards and Stock-Based Awards.    The Compensation Committee may grant cash-based awards and stock-based awards in an amount and manner that it may determine, at its discretion. Such awards may be valued and conditioned upon performance periods and goals, and may be payable in cash, shares, or a combination of cash and shares as may be determined by the Compensation Committee. Cash-based awards and stock-based awards may serve as the basis for formulating short-term or long-term, performance-based bonus arrangements.

        Change In Control.    In the event of a "change in control" of the Company, awards and grants generally vest and become exercisable in accordance with the terms and conditions of the Stock Plan.

        Nontransferability.    Except as may be provided under an award agreement, any award granted is not transferable other than by will or by the laws of descent and distribution and, further, the rights to the award apply to and may be exercised, during the participant's lifetime, only by the participant.

        Amendment and Termination.    The Compensation Committee or the Board may amend or terminate the Stock Plan in whole or in part at any time. However, no amendment can be made without shareholder approval as may be required by law, regulation, or stock exchange rule. Further, options may not be repriced, replaced, or regranted through cancellation without prior shareholder approval. An amendment may not adversely affect in a material way any outstanding award without the written consent of the participant.

Certain Federal Income Tax Considerations.

        The following discussion briefly summarizes certain United States federal income tax aspects of awards granted pursuant to the Stock Plan. State and local tax consequences may differ.

        Incentive Stock Options.    Generally, a participant who is granted an ISO will not recognize income on the grant or exercise of the option. The general rule is that gain or loss from the sale or exchange of shares of Common Stock acquired on the exercise of an ISO will be treated as capital gain or loss. If certain holding period requirements are not satisfied at the time of a sale or exchange of shares (a "disqualifying disposition"), however, the participant generally will recognize ordinary income at the time of the disposition. In addition, if a participant does not exercise an ISO within specified periods after termination of employment, the participant will recognize ordinary income on the exercise of the ISO.

        NQSOs, SARs, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Stock-Based Awards.    A participant generally is not required to recognize income on the grant of a NQSO, a SAR, restricted stock units, performance shares, performance units, cash-based awards or stock-based awards. Instead, ordinary income generally is required to be recognized on the date the NQSO or SAR is exercised, or in the case of restricted stock units, performance shares, performance units, cash-based awards or stock-based awards, on the date of payment of such award.

        Restricted Stock.    Unless a participant makes an election under Section 83(b) of the Code as described below, the participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the shares vest (i.e. become transferable or no longer subject to a substantial risk of forfeiture), the participant will be required to recognize ordinary income. If a participant makes a Section 83(b) election, the participant will be required to recognize ordinary income on the date the restricted stock is awarded. In such case, the participant will not be required to recognize additional ordinary income when the shares vest.

        Deductibility by Company.    The Company generally is not allowed a deduction in connection with the grant or exercise of an ISO. However, if a participant is required to recognize ordinary income as a result of a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a NQSO, restricted stock, restricted stock units, performance shares, performance units, cash-based awards or stock-based awards, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the participant.

        Parachute Payments.    Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. Any award under which vesting is accelerated by a change in control of the Company, would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

        Tax Rules Affecting Nonqualified Deferred Compensation Plans.    Section 409A of the Code imposes tax rules that apply to "nonqualified deferred compensation plans." Failure to comply with, or to qualify for an exemption from, the rules with respect to an award could result in significant adverse tax results to the award recipient including immediate taxation upon vesting, an additional income tax of 20 percent of the amount of income so recognized, plus a special interest payment. The Stock Plan is intended to comply with, or qualify for an exemption from, Section 409A of the Code to the extent applicable.

THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

OTHER BUSINESS

        The Board knows of no other business for consideration at the annual meeting. Your signed proxy or proper telephone or Internet vote gives authority to the proxies to vote at their discretion on other matters properly presented at the annual meeting, or adjournment or postponement of the meeting.

        A copy of the Company's Annual Report on Form 10-K, including the related financial statements and schedules filed with the SEC, is available without charge to any shareholder who requests a copy in writing. Any exhibit to Form 10-K is also available upon written request at a reasonable charge for copying and mailing. Written requests should be made to the Corporate Secretary at 130 Merchant Street, Honolulu, Hawaii 96813.

Appendix A

BANK OF HAWAII CORPORATION
AUDIT COMMITTEE CHARTER

April 25, 2008

Statement of Policy

        The Audit Committee (the "Committee") will provide assistance to the Board of Directors (the "Board") in fulfilling their oversight responsibility to the shareholders of Bank of Hawaii Corporation (the "Company"). The purpose of the Committee will be to:

  •
  Oversee the quality and integrity of regulatory and financial accounting and reporting;

  •
  Retain the Company's independent registered public accounting firm, to include determination of independence, and evaluation of qualifications;

  •
  Oversee the performance of the Company's internal audit and credit review functions and the independent registered public accounting firm;

  •
  Oversee the Company's compliance with legal and regulatory requirements;

  •
  Oversee the Company's risk management practices and internal controls to ensure that they effectively address, in accordance with the Company's established risk tolerance levels, the operational (including compliance, legal, information security and technology, and process), credit, market, liquidity, and reputational risks inherent in the Company's business activities; and

  •
  Prepare the Committee report that the rules of the Securities and Exchange Commission (the "SEC") require to be included in the Company's annual proxy statement.

        In fulfilling its purpose, it is the responsibility of the Committee to maintain free and open communications between the Committee, independent registered public accounting firm, internal auditors and management of the Company. In discharging its oversight role, the Committee shall be empowered to conduct or authorize investigations into any matter within the scope of its responsibilities. The Committee may employ one or more independent registered public accounting firms, outside counsel or other experts as it deems appropriate, at the Company's expense. The Committee shall have full access to the independent registered public accounting firm and all records, facilities or personnel of the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent registered public accounting firm, experts hired by the Committee, conduct of the internal audit and credit review functions, and necessary or appropriate Committee expenses.

Organization

        The Committee shall be appointed by the Board and shall be comprised of at least three members, consisting entirely of independent directors of the Board and meet any and all other requirements for audit committee members set forth in the listing requirement of the New York Stock Exchange and Rule 10A-3 of the Securities Exchange Act of 1934. Each Committee member shall be or must become financially literate at or within a reasonable period of time following his or her appointment. At least one member of the Committee must have accounting or related financial management expertise so as to meet the SEC's requirement of "Financial Expert". Members shall not serve on more than two other public audit committees simultaneously. The Committee will meet at least quarterly. The Board shall appoint one of the members of the Audit Committee to serve as Chairman. The Chairman shall prepare or approve an agenda and distribute it to the members of the Committee in advance of each meeting.

        The Committee may perform the duties required to be performed by the financial audit committee of its subsidiary, Bank of Hawaii (the "Bank"), and any other bank or non-bank subsidiary exercising fiduciary powers that does not have its own audit committee, to the extent permitted and in the manner required by applicable laws and regulations. The Committee may act simultaneously on behalf of the Company and of the Bank.

Responsibilities

1.
The independent registered public accounting firm is accountable to the Committee, as representatives of the Board and the Company's shareholders. The independent registered public accounting firm will report directly to the Committee. The Committee shall have the sole authority to hire and fire, to determine the compensation and direct the payment of, and to oversee the independent registered public accounting firm (including the resolution of any disagreements regarding financial reporting). Annually, the Committee will review and select the independent registered public accounting firm for the upcoming fiscal year, subject to the shareholders' approval. The Committee shall set clear hiring policies for employees or former employees of the independent registered public accounting firm that meet the SEC regulations and NYSE listing standards.

2.
The Committee shall review the independence, performance and qualifications of the Company's independent registered public accounting firm. Among other things, at least annually the Committee shall obtain and review a written report from the independent auditor describing the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent registered public accounting firm and the Company. The Committee shall discuss the matters included in this written report and the auditors' independence from management, including any disclosed relationships or services that may impair the objectivity and independence of the independent registered public accounting firm.

3.
The Committee shall pre-approve all auditing and permitted non-audit services to be provided by the independent registered public accounting firm, except that the Committee need not pre-approve any permitted non-audit services that meet the requirements of any de minimis exception established by applicable law or regulation. Further, in lieu of pre-approval of specific permitted non-audit services, the engagement may be entered into pursuant to detailed pre-approval policies and procedures established by the Committee, so long as the Committee is promptly informed of the service.

4.
The Committee shall discuss with the internal auditors, credit review and the independent registered public accounting firm the overall scope and plans for their respective audits and credit review examinations, including the adequacy of staffing. Also, the Committee will discuss with management, the internal auditors and the independent registered public accounting firm the adequacy and effectiveness of the internal control over accounting and financial reporting including the Company's processes to assess and manage business and financial risk exposures, significant deficiencies or material weaknesses in internal controls, and relevant compliance programs. The Committee will meet separately and periodically with the internal auditors, the independent registered public accounting firm and management in the course of performing its oversight functions. The Committee shall review with the independent registered public accounting firm audit problems or difficulties, including any restrictions on the scope of their activities or access to requested information, and management's response, including any significant disagreements with management. The Chairman, acting on behalf of the Committee, shall conduct an annual review of the performance of the General Auditor and Credit Review Manager.

5.
The Committee shall review the Company's policies with respect to risk assessment and risk management and, on an annual basis review and approve, or make recommendations to the Board where appropriate, the Company's:

•
BSA Program and designation of BSA officer

•
Consumer Compliance Program

•
Fair Lending Program

•
Enterprise Compliance

•
Information Security Program

•
Bank Security Program

•
Business Continuity Program

6.
Prior to filing, the Committee shall review and discuss with management and the independent registered public accounting firm the interim financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," to be included in the Company's Quarterly Report on Form 10-Q. The Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent registered public accounting firm under generally accepted auditing standards of the United States of America.

7.
Prior to filing, the Committee shall review and discuss with management and the independent registered public accounting firm the annual financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," to be included in the Company's Annual Report on Form 10-K. The scope of this review and discussion shall include: management's and the independent registered public accounting firm' judgments about the quality, not just the acceptability, of the accounting principles applied; the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Committee will discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent registered public accounting firm under generally accepted auditing standards of the United States of America.

8.
The Committee shall discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. This discussion may be general, and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

9.
The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Committee shall also establish procedures to communicate to all employees the option of submitting confidential concerns as to such matters directly to the Chairman of the Committee.

10.
The Committee shall review and approve or ratify all material transactions or relationships involving a director or executive officer that could reasonably be expected to give use to a conflict of interest in accordance with the Company's Policies and Procedures with respect to Related Person Transactions.

11.
The Committee shall report regularly to the Board concerning matters within the scope of its responsibilities.

12.
The Committee shall review its own performance at least annually.

13.
The Committee shall review this charter at least annually and any revisions adopted by the Committee will be subject to approval by the Board.

Limitation of the Audit Committee's Role

        While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles of the United States of America and applicable rules and regulations. These are the responsibilities of management and the independent registered public accounting firm.

[BANK OF HAWAII LOGO]

IMPORTANT ANNUAL SHAREHOLDERS' MEETING
INFORMATION—YOUR VOTE COUNTS!

Shareholder Meeting Notice & Admission Ticket	123456	C0123456789	12345

Important Notice Regarding the Availability of Proxy Materials
for the Bank of Hawaii Corporation Shareholders' Meeting to be Held on April 24, 2009

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement, 2008 Annual Report on Form 10-K and Summary Annual Report to shareholders are available at:

www.envisionreports.com/boh

[ART WORK]	Easy Online Access—A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/boh to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
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[ART WORK]	Obtaining a Copy of the Proxy Materials—If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 14, 2009 to facilitate timely delivery.

Shareholder Meeting Notice & Admission Ticket

Bank of Hawaii Corporation's Annual Meeting of Shareholders will be held on April 24, 2009 at 111 S. King Street, 6th Floor, Honolulu, HI, at 8:30 a.m. Hawaii Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1.	Election of Directors.
	01 - S. Haunani Apoliona 04 - Michael J. Chun 07 - Peter S. Ho 10 - Kent T. Lucien 13 - Barbara J. Tanabe	02 - Mary G. F. Bitterman 05 - Clinton R. Churchill 08 - Robert Huret 11 - Martin A. Stein 14 - Robert W. Wo, Jr.	03 - Mark A. Burak 06 - David A. Heenan 09 - Allan R. Landon 12 - Donald M. Takaki
2.	Ratification of Selection of An Independent Registered Public Accounting Firm (Ernst & Young).
3.	Approval of the Material Terms of Amended Performance Measures under the Company's 2004 Stock and Incentive Compensation Plan.

PLEASE NOTE—YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

[ART WORK]	Here's how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

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PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials.
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Internet—Go to www.envisionreports.com/boh. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.
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Telephone—Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.
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Email—Send email to investorvote@computershare.com with "Proxy Materials for Bank of Hawaii Corporation" in the subject line. Include in the message your full name and address, plus the three numbers located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.
To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 14, 2009.

[BANK OF HAWAII LOGO]		Admission Ticket
Electronic Voting Instructions
You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 24, 2009.
	[ARTWORK]	Vote by Internet • Log on to the Internet and go to www.envisionreports.com/boh • Follow the steps outlined on the secure website.
[ARTWORK]	Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black Ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	123456	C0123456789	12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A    Election of Directors—The Board of Directors recommends a vote FOR the nominees listed.

	For	Withhold		For	Withhold		For	Withhold		For	Withhold
01 - S. Haunani Apoliona	☐	☐	02 - Mary G. F. Bitterman	☐	☐	03 - Mark A. Burak	☐	☐	04 - Michael J. Chun	☐	☐
05 - Clinton R. Churchill	☐	☐	06 - David A. Heenan	☐	☐	07 - Peter S. Ho	☐	☐	08 - Robert Huret	☐	☐
09 - Allan R. Landon	☐	☐	10 - Kent T. Lucien	☐	☐	11 - Martin A. Stein	☐	☐	12 - Donald M. Takaki	☐	☐
13 - Barbara J. Tanabe	☐	☐	14 - Robert W. Wo, Jr.	☐	☐

B    Proposal—The Board of Directors recommends a vote FOR Proposal 2.

		For	Against	Abstain
2.	Ratification of Selection of An Independent Registered Public Accounting Firm (Ernst & Young).	☐	☐	☐

C    Proposal—The Board of Directors recommends a vote FOR Proposal 3.

		For	Against	Abstain
3.	Approval of the Material Terms of Amended Performance Measures under the Company's 2004 Stock and Incentive Compensation Plan	☐	☐	☐	4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

PLEASE COMPLETE SECTIONS A—E ON BOTH SIDES OF THIS CARD.

2009 Annual Meeting Admission Ticket
2009 Annual Meeting of
Bank of Hawaii Corporation Shareholders
April 24, 2009, 8:30 a.m.
111 S. King Street, 6th floor
Honolulu, Hawaii
Upon arrival, please present this admission ticket
and photo identification at the registration desk.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Notice of 2009 Annual Meeting of Shareholders

111 S. King Street, 6th floor, Honolulu, Hawaii
Proxy Solicited by Board of Directors for Annual Meeting—April 24, 2009

Mark A. Rossi and Cynthia G. Wyrick, or either of them, with full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Bank of Hawaii Corporation to be held on April 24, 2009 at 8:30 a.m. or at any postponement or adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR ALL NOMINEES AND PROPOSALS, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders' Meeting to be Held April 24, 2009:

The Proxy Statement and the Bank of Hawaii Corporation 2008 Annual Report on Form 10-K for the year ended December 31, 2008 are available at www.envisionreports.com/boh.

(Items to be voted appear on reverse side.)

D    Non-Voting Items

Consent to Electronic Delivery: By marking this box, I consent to access future Annual Reports and Proxy Statements of Bank of Hawaii Corporation electronically over the Internet. I understand that unless I request otherwise or revoke my consent, Bank of Hawaii Corporation will notify me when any such communications are available and how to access them. I understand that costs associated with the use of the Internet will be my responsibility. To revoke my consent, I can contact Bank of Hawaii Corporation's transfer agent, Computershare Investor Services, at 1-888-660-5443.	☐

Change of Address—Please print new address below.

E    Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.

PLEASE COMPLETE SECTIONS A—E ON BOTH SIDES OF THIS CARD.